SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material under Rule 14a-12

GREEN PLAINS RENEWABLE ENERGY, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 29, 2013

Dear Shareholder,

You are cordially invited to attend the 2013 Annual Meeting of Shareholders of Green Plains Renewable Energy, Inc. to be held at 10:00 a.m., Central Time, on Wednesday, May 8, 2013 at the Hilton Omaha located at 1001 Cass Street, Omaha, Nebraska.

A Notice of Annual Meeting of Shareholders, Proxy Statement containing information about matters to be acted upon, Proxy Card and 2012 Annual Report are enclosed.

Please use this opportunity to take part in the affairs of your company. Whether or not you plan to attend the Annual Meeting of Shareholders, please complete, date, sign and return the accompanying Proxy Card in the enclosed postage-paid envelope, or vote via the Internet or telephone. Please refer to the enclosed Proxy Card for instructions on voting via the Internet or telephone or, if your shares are registered in the name of a broker or bank, please refer to the information forwarded by the broker or bank to determine if Internet or telephone voting is available to you. If you attend the Annual Meeting of Shareholders, you may revoke the proxy and vote in person.

On behalf of the Board of Directors, we appreciate your continued interest in your company.

Sincerely,

Wayne B. Hoovestol

Chairman of the Board of Directors

GREEN PLAINS RENEWABLE ENERGY, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

to be held on May 8, 2013

The 2013 Annual Meeting of Shareholders (the “Annual Meeting”) of Green Plains Renewable Energy, Inc. (the “Company”) will be held at 10:00 a.m., Central Time, on Wednesday, May 8, 2013 at the Hilton Omaha located at 1001 Cass Street, Omaha, Nebraska, for the following purposes:

1.	To elect three directors to serve three-year terms that expire at the 2016 annual meeting;

2.	To approve an amendment to the Company’s 2009 Equity Incentive Plan (the “Plan”) to (i) remove certain repricing rights, (ii) increase the aggregate number of shares that may be issued under the Plan as stock-based awards from 2,500,000 to 3,000,000, and (iii) limit the situations in which shares are added back to the Plan;

3.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The Board of Directors recommends a vote “For” all nominees in Proposal 1 and a vote “For” Proposal 2.

The foregoing items are more fully described in the accompanying Proxy Statement. The Company has fixed the close of business on March 14, 2013 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. Each share of the Company’s Common Stock is entitled to one vote on all matters presented at the Annual Meeting. Dissenters’ rights are not applicable to these matters.

Important Notice Regarding the Availability of Proxy Materials for Shareholder Meeting to be held on May 8, 2013. Pursuant to rules promulgated by the Securities and Exchange Commission, we have elected to provide access to our proxy materials by notifying you of the availability of our proxy materials on the Internet. Instead of mailing paper copies of our proxy materials, we sent shareholders the Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on May 8, 2013 with instructions for accessing the proxy materials and voting via the Internet (the “Notice”). The Notice was mailed on or about March 29, 2013. The Notice also provides information on how shareholders may obtain paper copies of our proxy materials if they so choose. This Notice, the Proxy Statement and our 2012 Annual Report may be accessed at www.edocumentview.com/GPRE.

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS PROVIDED IN THE ENCLOSED MATERIALS. IF YOU REQUESTED A PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENVELOPE PROVIDED.

By Order of the Board of Directors,

Michelle S. Mapes

Corporate Secretary

Omaha, Nebraska

March 29, 2013

GREEN PLAINS RENEWABLE ENERGY, INC.

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

to be held on May 8, 2013

INFORMATION ABOUT THIS PROXY STATEMENT AND THE ANNUAL MEETING

Introduction

This Proxy Statement is being furnished to holders of Green Plains Renewable Energy, Inc. (the “Company”) common stock, $0.001 par value per share (the “Common Stock”), in connection with the solicitation by and on behalf of the Board of Directors (the “Board”) of the Company of proxies to be used at the 2013 Annual Meeting of Shareholders of the Company (the “Annual Meeting”) to be held at 10:00 a.m., Central Time, on Wednesday, May 8, 2013 at the Hilton Omaha located at 1001 Cass Street, Omaha, Nebraska, and any adjournment or postponement thereof. The purpose of the Annual Meeting is to elect three directors; approve an amendment to the Company’s 2009 Equity Incentive Plan (the “Plan”) to (i) remove certain repricing rights, (ii) increase the number of shares authorized for issuance as stock-based awards and (iii) limit the situations in which shares are added back to the Plan; and transact such other business as may properly come before the meeting. This Proxy Statement, the Notice of Annual Meeting of Shareholders, the accompanying Proxy Card and our 2012 Annual Report are first being made available to shareholders entitled to vote at the Annual Meeting on or about March 29, 2013.

Electronic Access to Proxy Materials

Pursuant to rules adopted by the Securities and Exchange Commission (“SEC”), the Company is making this Proxy Statement and its 2012 Annual Report available to shareholders electronically via the Internet. On or before March 29, 2013, we mailed to our shareholders of record the “Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on May 8, 2013” (the “Notice”). All shareholders will be able to access this Proxy Statement and our 2012 Annual Report on the website referred to in the Notice or request to receive printed copies of the proxy materials. Instructions on how to access the proxy materials on the Internet or to request a printed copy may be found in the Notice.

The Notice will provide you with instructions on how to view our proxy materials for the Annual Meeting on the Internet. The website on which you will be able to view our proxy materials will also allow you to choose to receive future proxy materials electronically by email, which will save us the cost of printing and mailing documents to you. If you choose to receive future proxy statements by email, you will receive an email next year with instructions containing a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

Record Date, Outstanding Shares and Quorum

The Company has fixed the close of business on March 14, 2013 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof (the “Record Date”). There were 30,108,882 shares of Common Stock outstanding at the close of business on the Record Date. Holders of record of the Company’s Common Stock on the Record Date are entitled to cast one vote per share, exercisable in person or by properly executed proxy, with respect to each matter to be considered by them at the Annual Meeting.

The presence, in person or by properly executed proxy, at the Annual Meeting of the holders of a majority of the outstanding shares of Common Stock entitled to vote shall constitute a quorum. Proxies that are marked to “withhold authority” with respect to the election of directors and proxies for which no instructions are given will be counted for purposes of determining the presence of a quorum.

Proxy Voting and Revocability of Proxies

Common Stock, represented by the proxies received pursuant to this solicitation and not timely revoked, will be voted at the Annual Meeting in accordance with the instructions indicated in properly submitted proxies. If no instructions are indicated, such shares will be voted as recommended by the Board. If any other matters are properly presented to the Annual Meeting for action, the person(s) named in the enclosed form(s) of proxy and acting thereunder will have discretion to vote on such matters in accordance with their best judgment. Broker non-votes and abstentions are not treated as votes cast for purposes of any of the matters to be voted on at the meeting.

A holder of Common Stock who has given a proxy may revoke it prior to its exercise by providing written notice of revocation or a later-dated proxy to the Secretary of the Company at any time before the closing of the polls at the meeting, or by voting in person at the meeting. Any written notice revoking a proxy should be sent to: Green Plains Renewable Energy, Inc., Attention: Michelle S. Mapes, Corporate Secretary, 450 Regency Parkway, Suite 400, Omaha, Nebraska 68114. Attendance in person at the Annual Meeting does not itself revoke a proxy; however, any shareholder who attends the Annual Meeting may revoke a previously-submitted proxy by voting in person.

Computershare Trust Company, N.A. is the transfer agent and registrar for our Common Stock. If your shares are registered directly in your name with the Company’s transfer agent, with respect to those shares, you are considered the “shareholder of record” or a “registered shareholder” and these materials were sent to you directly by the Company. If you are a shareholder of record, you may vote in person at the Annual Meeting.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in street name, and that organization should have forwarded these materials to you. As the beneficial owner, you have the right to direct your broker, bank or nominee holding your shares how to vote and are also invited to attend the Annual Meeting. Please refer to the information forwarded by your broker or bank for instructions on how to direct their vote. However, since you are not a shareholder of record, you may not vote these shares in person at the Annual Meeting unless you bring with you a legal proxy from the shareholder of record.

If you are a registered shareholder, there are four ways to vote:

•

By going to the Internet website indicated on your proxy card or voting instruction card and following the instructions provided (you will need the control number that is included in the Notice of Internet Availability of Proxy Materials);

•

By calling the toll-free telephone number indicated on your proxy card or voting instruction card (you will need the control number that is included in the Notice of Internet Availability of Proxy Materials);

•	By signing, dating and returning the Proxy Card if you request to receive your proxy materials by mail; or

•	By written ballot in person at the Annual Meeting.

Your shares will be voted as you indicate. If you do not indicate your voting preferences, the appointed proxies will vote your shares “For” all nominees in Proposal 1 and “For” Proposal 2.

Broker Non-Votes

Broker non-votes occur when nominees, such as brokers and banks holding shares on behalf of the beneficial owners, are prohibited from exercising discretionary voting authority for beneficial owners who have not provided voting instructions at least ten days before the Annual Meeting date. If no instructions are given within that time frame, the nominees may vote those shares on matters deemed “routine” by the New York Stock Exchange. On non-routine matters, nominees cannot vote without instructions from the beneficial owner, resulting in so-called “broker non-votes.” Broker non-votes are not counted for the purposes of determining the number of shares present in person or represented by proxy on any voting matter. All proposals are considered non-routine.

Expenses and Methods of Solicitation

The Company will bear the expense of soliciting proxies. In addition to the use of the mail and Internet, proxies may be solicited personally, or by telephone or other means of communications, by directors, officers and employees of the Company and its subsidiaries who will not receive additional compensation therefor. The Company will reimburse banks, brokerage firms and nominees for their reasonable expenses in forwarding proxy solicitation materials to beneficial owners of shares held of record by such banks, brokerage firms and nominees.

Vote Required

The affirmative vote of a plurality of the votes cast at the Annual Meeting by the holders of the Common Stock, assuming a quorum is present, is required to elect each director. The three persons receiving the greatest number of votes at the Annual Meeting shall be elected as directors. Since only affirmative votes count for this purpose, broker non-votes or votes withheld will not affect the outcome of the voting on Proposal 1. The affirmative vote of a majority of the votes cast at the annual meeting by the holders of the Common Stock, assuming a quorum is present is required to approve Proposal 2. Since only votes cast count for this purpose, broker non-votes and abstentions will not affect the outcome of the voting on Proposal 2.

INFORMATION ABOUT THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Board of Directors

Pursuant to a shareholders’ agreement entered into in connection with the October 2008 merger with VBV LLC and its subsidiaries (the “Shareholders’ Agreement”), as long as Wilon Holdings, S.A. (“Wilon”) owns at least 2.5% of the Company’s outstanding Common Stock, it will have the right to designate one individual, currently Alain Treuer, to be nominated for election as a director. Except for the Wilon nominee, the directors will be nominated for election by the Board of Directors or the shareholders in accordance with the Company’s bylaws and Nominating and Governance Committee procedures, as outlined below.

The Board consisted of ten members, divided into three groups, until the resignation of a director in March 2012 whose term would have expired at the 2014 annual meeting. The Board intends to fill this vacancy as soon as it identifies a qualified candidate willing to serve in this capacity. One group of directors is elected at each annual meeting of shareholders for a three-year term. Each year a different group of directors is elected on a rotating basis. James Crowley, Gordon Glade and Gary Parker are up for re-election at the 2013 Annual Meeting (to serve until the 2016 annual meeting or until their respective successors shall be elected and qualified). The terms of Jim Anderson and Wayne Hoovestol expire at the 2014 annual meeting. The terms of Jim Barry, Todd Becker, Brian Peterson and Alain Treuer (the Wilon nominee) expire at the 2015 annual meeting.

Director Independence

A director is independent if, in the opinion of the Board, he or she has no relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and otherwise satisfies the independence requirements of applicable Nasdaq Stock Market (“NASDAQ”) rules. The Board has reviewed the independence of its current directors and nominees and found that, except for Mr. Becker due to his current position with the Company, each of them is independent.

Board Meetings, Directors’ Attendance and Shareholder Communications

The Board held five meetings during 2012. Meetings were conducted via teleconference or in person. No incumbent director attended fewer than seventy-five percent (75%) of the aggregate of Board meetings and committee meetings held on which an incumbent director served during this period. The Company’s policy is to encourage, but not require, Board members to attend annual shareholder meetings. All Board members attended the 2012 annual meeting.

Shareholders who would like to send written communications to the Board may do so by submitting such communications to: Green Plains Renewable Energy, Inc., Attention: Michelle S. Mapes, Corporate Secretary, 450 Regency Parkway, Suite 400, Omaha, Nebraska 68114. The Board suggests, but does not require, that such submissions include the name and contact information of the shareholder making the submission and a description of the matter that is the subject of the communication. Ms. Mapes will then furnish such information to the Board or appropriate committee of the Board for review.

Board Committees

The Board has standing Audit, Compensation and Nominating and Governance Committees.

Audit Committee

The Audit Committee, which was established in accordance with section 3(a)(58)(A) of the Securities Exchange Act of 1934 (the “Exchange Act”), is comprised of four directors, all of whom meet the independence standards of NASDAQ and the SEC. Audit Committee members are Jim Anderson, James Crowley, Gordon Glade and Brian Peterson, with Mr. Crowley serving as Chairman. Mr. Crowley has been determined to be an audit committee financial expert as defined in Rule 407(d)(5) of Regulation S-K. During 2012, the Audit Committee held six meetings via teleconference or in person. The Audit Committee Charter, which is reviewed, revised and updated on an annual basis, is posted on the Company’s website at www.gpreinc.com.

The function of the Audit Committee, as detailed in its charter, is to provide assistance to the Board in fulfilling its responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices, and the quality and integrity of the financial reports of the Company. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication between the directors, the independent auditors and Company management.

Compensation Committee

The Compensation Committee is comprised of four directors, all of whom meet the independence standards of NASDAQ. Compensation Committee members are Jim Anderson, Jim Barry, Gary Parker and Alain Treuer, with Mr. Treuer serving as Chairman. During 2012, the Compensation Committee met four times via teleconference or in person. The Compensation Committee Charter is posted on the Company’s website at www.gpreinc.com.

The Compensation Committee establishes the Company’s general compensation policy and, except as prohibited by law, may take any and all actions that the Board could take relating to compensation of directors, executive officers, employees and other parties. The Compensation Committee’s role is to (i) evaluate the performance of the Company’s executive officers, (ii) set compensation for directors and executive officers, (iii) make recommendations to the Board on adoption of compensation plans, and (iv) administer Company compensation plans. When evaluating potential compensation adjustments, the Compensation Committee solicits and considers input provided by the Chief Executive Officer relating to the individual performance and contribution to the Company’s overall performance by executive officers and other key employees.

Pursuant to its charter, the Compensation Committee is empowered to hire outside advisors as it deems appropriate to assist it in the performance of its duties. The Compensation Committee has sole authority to retain or terminate any compensation consultants or advisors and to approve their fees. For additional information on the Compensation Committee’s role, its use of outside advisors and their roles, as well as the Committee’s processes and procedures for the consideration and determination of executive compensation, see “Executive Compensation – Compensation Discussion and Analysis.”

Nominating and Governance Committee

The Nominating and Governance Committee is comprised of three directors, all of whom meet the independence standards of NASDAQ. Nominating and Governance Committee members are Jim Barry, Gordon Glade and Gary Parker, with Mr. Barry serving as Chairman. During 2012, the Nominating and Governance Committee met two times. The Nominating and Governance Committee Charter is posted on the Company’s website at www.gpreinc.com.

The function of the Nominating and Governance Committee, as detailed in its charter, is to recommend to the Board the slate of director nominees for election to the Board and to identify and recommend candidates to fill vacancies occurring between annual shareholder meetings. The Nominating and Governance Committee has established certain broad qualifications in order to consider a proposed candidate for election to the Board. The Nominating and Governance Committee has a strong preference for candidates with prior board experience with public companies. The Nominating and Governance Committee will also consider such other factors as it deems appropriate to assist in developing a Board and committees that are diverse in nature and comprised of experienced and seasoned advisors. These factors include judgment, skill, diversity (including factors such as race, gender or experience), integrity, experience with businesses and other organizations of comparable size, the interplay of the candidate’s experience with the experience of other Board members, and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board.

Board Diversity

In considering whether to recommend any candidate for inclusion in the Board’s slate of recommended director nominees, including candidates recommended by shareholders, the Nominating and Governance Committee considers criteria that include the candidate’s integrity, business acumen, age, experience, commitment, diligence, conflicts of interest and ability to act in the interests of all shareholders. Moreover, the Nominating and Governance Committee considers the value of diversity of experience on the Board, taking into account the current Board membership, in the director identification and nomination process. The Nominating and Governance Committee seeks nominees with a broad diversity of experience, professions, skills, geographic representation and backgrounds. The Nominating and Governance Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. The Company believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

Director Qualifications

Presented below are biographies of each director nominee and continuing director containing information regarding the person’s service as a director, business experience, director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the Nominating and Governance Committee and the Board to determine that the person should serve as a director for the Company.

It is the policy of the Nominating and Governance Committee to consider candidates recommended by security holders, directors, executive officers and other sources, including, but not limited to, third-party search firms. Security holders of the Company may submit recommendations for candidates for the Board. All recommendations shall be submitted in writing to: Green Plains Renewable Energy, Inc., Attention: Michelle S. Mapes, Corporate Secretary, 450 Regency Parkway, Suite 400, Omaha, Nebraska 68114. Such submissions should include the name, contact information, a brief description of the candidate’s business experience and such other information as the person submitting the recommendation believes is relevant to the evaluation of the candidate. The Nominating and Governance Committee will review all such recommendations. For candidates to be considered for election at the next annual shareholder meeting, the recommendation must be made in accordance with and within the time frame set forth in the Company’s bylaws and described below under “Shareholder Proposals.”

The Nominating and Governance Committee will evaluate whether an incumbent director should be nominated for re-election to the Board or any committee of the Board upon expiration of such director’s term using the same factors as described above for other Board candidates. The Nominating and Governance Committee will also take into account the incumbent director’s performance as a Board member. Failure of any incumbent director to attend at least seventy-five percent (75%) of the Board meetings held in any year of service as a Board member will be viewed negatively by the Nominating and Governance Committee in evaluating the performance of such director. The Nominating and Governance Committee recommended that all three of the incumbent directors whose terms of office expire at the 2013 Annual Meeting be included on the ballot for re-election as directors for a three-year term expiring at the 2016 annual meeting. This recommendation was based on a review and evaluation of meeting attendance, knowledge of the industries in which the Company operates and overall contributions to the Board. Additionally, see “Board of Directors” above regarding the designation of a nominee by Wilon.

Code of Ethics

The Board has adopted a Code of Ethics that applies to its Chief Executive Officer and all senior financial officers, including the Chief Financial Officer, principal accounting officer, other senior financial officers and persons performing similar functions. The full text of the Code of Ethics is published on the Company’s website in the “Investors – Corporate Governance” section. We intend to disclose future amendments to, or waivers from, certain provisions of the Code of Ethics on the Company’s website within five business days following the adoption of such amendment or waiver.

Role in Risk Oversight

The Board’s role in the Company’s risk oversight process includes receiving regular reports from members of senior management on areas of material risk to the Company, including operational, financial, legal and regulatory, and strategic and reputational risks. The full Board (or the appropriate committee in the case of risks that are under the purview of a particular committee) receives these reports from the appropriate “risk owner” within the organization to enable it to understand the Company’s risk identification, risk management and risk mitigation strategies. Additionally, the Board has approved and periodically reviews the Company’s risk management policy, which specifically sets parameters of risk with respect to commodity and hedging positions. When a committee receives a report, the chairman of the relevant committee reports the discussion to the full Board during the committee reports portion of the next Board meeting. This enables the Board and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships. The risk oversight structure has no effect on the Board’s leadership structure.

Board Leadership Structure

The Board does not have a policy on whether the same person should serve as both the chief executive officer and chairman of the board or, if the roles are separate, whether the chairman should be selected from the non-employee directors or should be an employee. The Board believes that it should have the flexibility to make these determinations at any given point in time in the way that it believes best provides appropriate leadership for the Company at that time. Over the last several years, the Company has had each of the following leadership structures, reflecting its circumstances at the time: separate non-employee Chairman and Chief Executive Officer (January 2009 to February 2009 and November 2009 to present); separate Chairman and Chief Executive Officer, with the Chairman being a member of the Company’s management (March 2009 to November 2009); combined Chairman and Chief Executive Officer (October 2008 to December 2008); and separate non-employee Chairman and Chief Executive Officer (prior to October 2008). The Board believes that its current leadership structure, with Mr. Hoovestol, a non-employee serving as the Board Chairman, and Mr. Becker serving as the Chief Executive Officer, is appropriate given the experience of each individual. Mr. Becker is currently deemed not to be independent. The independent, non-executive members of the Board meet regularly in executive session. The Board, with guidance from the Nominating and Governance Committee, will periodically continue to review its leadership structure.

PROPOSAL 1

ELECTION OF DIRECTORS

Election of Directors

The Board is divided into three classes, with the members of each class serving three-year terms of office. This results in one class standing for election at each annual meeting of shareholders. The Nominating and Governance Committee recommended and the Board nominated for re-election James Crowley, Gordon Glade and Gary Parker, each to serve a term that expires at the 2016 annual meeting. There is currently a vacancy on the Board, among the group of directors with terms that expire at the 2014 annual meeting, caused by the resignation of a director in 2012. The Board intends to fill this vacancy as soon as it identifies a qualified candidate willing to serve in this capacity.

Your Proxy Card will be used to vote for the election of the nominees unless you withhold the authority to do so when you submit your proxy. If no instructions are given, your shares will be voted for the three nominees. As explained above, the Company’s directors are elected by the affirmative vote of the plurality of the shares present and entitled to vote. The three persons receiving the greatest number of votes at the Annual Meeting shall be elected as directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES

NAMED AS PART OF PROPOSAL 1.

The following paragraphs set forth information about the nominees and the Company’s continuing directors. All director biography information is as of March 29, 2013.

Nominees for Election at the 2013 Annual Meeting

JAMES CROWLEY, 66, who has served as a director since October 2008, also serves as Chairman of the Board’s Audit Committee. Mr. Crowley has been the Chairman and Managing Partner of Old Strategic, LLC since July 2006. His previous experience includes service as Chairman and Managing Partner of Strategic Research Institute, President of Global Investment and Merchant Banking at Prudential Securities, and investment banking at Smith Barney Harris Upham & Co. He currently serves on the board and is audit committee chair of Core Molding Technologies and has served on a number of educational and not-for-profit boards. Mr. Crowley has a Masters degree in Business Administration from the Wharton Graduate School of Business at the University of Pennsylvania and a Bachelor of Science degree in Business Administration from Villanova University. The Board concluded that Mr. Crowley should serve as a director because he qualifies as an audit committee financial expert, possessing the requisite education and business acumen, along with having served on other boards and as an audit committee chair of another company.

GORDON GLADE, 42, who has served as a director since December 2007, also serves on the Board’s Audit and Nominating and Governance Committees. For more than the past five years, Mr. Glade has served as President and Chief Executive Officer of AXIS Capital, Inc., a commercial equipment leasing company. In addition, he is a current investor in several other ethanol companies. Mr. Glade also serves as Vice President and a director of the Edgar Reynolds Foundation and as a director of the Brunswick State Bank. Mr. Glade has a Bachelor of Science degree in both Accounting and Finance from Texas Christian University. The Board concluded that Mr. Glade should serve as a director because his business experience, including his experience as an investor in other ethanol companies, provides the Board with valuable perspective.

GARY PARKER, 63, who has served as a director since November 2007, also serves on the Board’s Compensation and Nominating and Governance Committees. Mr. Parker is the President, Chief Executive Officer and owner of GP&W Inc., d/b/a Center Oil Company, of St. Louis, Missouri, which he founded in 1986 to market gasoline and other petroleum products. Mr. Parker is also the founder of Center Ethanol Company LLC, which owns a 54 million gallon ethanol plant with rail and barge access on the Mississippi River, located in Sauget, Illinois. He also serves on the board of Reliance Bancshares Inc., a publicly-traded bank holding company. Mr. Parker has a Bachelor of Science degree in Business Administration from Wichita State University. The Board concluded that Mr. Parker should serve as a director because his energy background, including that within the ethanol industry, along with other board experience, is beneficial to the Company.

Continuing Directors with Terms Expiring in 2014

JIM ANDERSON, 55, who has served as a director since October 2008, also serves on the Board’s Audit and Compensation Committees. Mr. Anderson joined The Gavilon Group, LLC in March 2010 as Chief Operating Officer, Fertilizer. Prior to that, he served United Malt Holdings (“UMH”), a producer of malt for use in the brewing and distilling industries, as Chief Executive Officer and member of the board of directors from September 2006 to February 2010. Prior to that, beginning in April 2003, Mr. Anderson served as Chief Operating Officer / Executive Vice President of CT Malt, a joint venture between ConAgra Foods and Tiger Brands of South Africa. Mr. Anderson’s experience in the agricultural processing and trading business includes serving as Senior Vice President and then President of ConAgra Grain Companies. His career also includes association with the firm Ferruzzi USA and as an Operations Manager for Pillsbury Company. Mr. Anderson has a Bachelor of Arts degree with a Finance emphasis from the University of Wisconsin - Platteville. The Board concluded that Mr. Anderson should serve as a director because of his commodity experience and agribusiness knowledge, which provides the Board with a relevant depth of understanding of the Company’s operations.

WAYNE HOOVESTOL, 55, has served as a director since March 2006 and as Chairman of the Board since October 2008. Mr. Hoovestol served as the Company’s Chief Operating Officer from January 2007 to February 2007, Chief Executive Officer from February 2007 to December 2008, and Chief Strategy Officer from March 2009 to November 2009. Mr. Hoovestol no longer is an employee of the Company. Mr. Hoovestol began operating Hoovestol Inc., a trucking company, in 1978. He is also President of Lone Mountain Truck Leasing, which he founded in 2005. Mr. Hoovestol became involved with the ethanol industry as an investor in 1995, and has served on the boards of two other ethanol companies. Mr. Hoovestol also served on the board of CapSource Financial, Inc., a truck trailer sales and leasing company, from May 2005 to March 2007. The Board concluded that Mr. Hoovestol should serve as a director because of his former leadership as chief executive officer, as well as the business perspective he brings to the Board through his ownership of other entities and investments in other ethanol companies.

Continuing Directors with Terms Expiring in 2015

JIM BARRY, 46, who has served as a director since October 2008, also serves as Chairman of the Board’s Nominating and Governance Committee. Mr. Barry was named Chief Investment Officer of the renewable power investment team within BlackRock, Inc. in February 2011. Prior to that, he served as Chief Executive Officer of NTR plc from June 2000 to February 2011 after serving as Assistant Chief Executive and General Manager, Development. Prior to joining NTR, he worked with Bain and Company, a global consulting firm, and in the investment banking division of Morgan Stanley International. Mr. Barry is on the Council of Patrons of Special Olympics Ireland and is a board member of The Ireland Funds. He also sits on a number of advisory boards related to activities at Harvard Business School and University College Cork. Mr. Barry has a Masters degree in Business Administration from the Harvard Business School and a Bachelor of Commerce degree from University College Cork. The Board concluded that Mr. Barry should serve as a director because of the proven leadership skills, energy industry expertise and international experience that he brings to the Board.

TODD BECKER, 47, who has served as President and Chief Executive Officer of the Company since January 2009, was appointed as a director in March 2009. Mr. Becker served as the Company’s President and Chief Operating Officer from October 2008 to December 2008. He served as Chief Executive Officer of VBV LLC from May 2007 to October 2008. Mr. Becker was Executive Vice President of Sales and Trading at Global Ethanol from May 2006 to May 2007. Prior to that, he worked for ten years with ConAgra Foods in various management positions including Vice President of International Marketing for ConAgra Trade Group and President of ConAgra Grain Canada. Mr. Becker has over 24 years of related experience in various commodity processing businesses, risk management and supply chain management, along with extensive international trading experience in agricultural markets. Mr. Becker currently serves on the board of directors, including its audit committee, for Hillshire Brands Company, a publicly-traded company. Mr. Becker has a Masters degree in Finance from the Kelley School of Business at Indiana University and a Bachelor of Science degree in Business Administration with a Finance emphasis from the University of Kansas. The Board concluded that Mr. Becker should serve as a director because he provides an insider’s perspective about the business and the strategic direction of the Company to Board discussions. His extensive commodity experience and leadership traits make him an essential member of the Board.

BRIAN PETERSON, 49, who has served as a director since May 2005, was named to the Board’s Audit Committee in March 2009. Mr. Peterson also served as Executive Vice President in charge of site development for the Company from 2005 to October 2008. Mr. Peterson was the sole founder and owner of Superior Ethanol LLC, which was acquired by the Company in 2006. For the last twenty-three years, he has owned and operated grain farming entities which now include acreages in Iowa, Arkansas and South Dakota. Additionally, he built, owns and operates a beef feedlot in northwest Iowa. Mr. Peterson has a Bachelor of Science degree in Agricultural Business from Dordt College. The Board concluded that Mr. Peterson should serve as a director because of his ethanol and grain industry experience, which serves as an important resource to the Board.

ALAIN TREUER, 40, who has served as a director since October 2008, also serves as Chairman of the Board’s Compensation Committee. Mr. Treuer is Chairman and Chief Executive Officer of Tellac Reuert Partners (TRP) SA, a global Investment and Financial Consulting firm. He was appointed Chief Executive in 2004 and became Chairman in 2005. Mr. Treuer has also controlled Wilon Holdings, S.A. since 2006. Prior to joining TRP SA, he was Chairman of TIGC, a global telecommunications company that he founded in 1992 and sold in 2001. Mr. Treuer has a Masters degree in Business Administration from the Graduate School of Business at Columbia University in New York and a Bachelor of Economics degree from the University of St. Gallen in Switzerland. The Board concluded that Mr. Treuer should serve as a director because his business experiences, combined with his education and global acumen, allow him to provide unique operational insights to the Board.

DIRECTOR COMPENSATION

The Company, upon the recommendation of the Compensation Committee, compensates its directors through a retainer structure for preparation and attendance at Board meetings and committee meetings, and for serving as a committee chairman. During 2012, each non-employee director was paid $65,000 per year for serving on the Board, including serving on Board committees. In addition, the Audit Committee chairman received $20,000 annually, the Compensation Committee chairman received $10,000 annually and the Nominating and Governance Committee chairman received $2,000 annually. Additionally, annual individual deferred stock unit (“DSU”) grants will be awarded equal to $65,000 in value, as measured on the date of grant. Board members are also reimbursed for travel and other business-related expenses.

As an employee, Mr. Becker does not receive director compensation. See “Summary Compensation Table” for information on his compensation. Mr. Hoovestol was an employee until November 2009 and did not receive director compensation prior to that date.

On May 4, 2012, the Company’s non-employee directors each received a grant of 8,519 DSUs pursuant to the Plan. The award vests after one year. However, until shares are issued pursuant to the DSU agreement, which does not occur until the third anniversary of the grant date, the directors have no voting, dividend or other rights or privileges with respect to the shares. Annual individual DSU grants will be awarded equal to $65,000 in value, as measured on the date of grant.

The Compensation Committee retained the Hay Group as a consultant during 2011 to evaluate the Company’s non-employee director compensation program and provide recommendations for changes to ensure the Company’s program is market-competitive and consistent with recognized corporate governance “best practices.” Based on their recommendations, the Compensation Committee did not make any modifications to the compensation structure for non-employee directors adopted effective January 1, 2011.

The following table sets forth 2012 compensation for non-employee directors.

Name	Fees earned or paid in cash ($)	Stock awards ($) (1)	Option awards ($) (1)	All other comp. ($)	Total ($)
Wayne Hoovestol, Chairman	65,000	65,000	-	-	130,000
Jim Anderson	65,000	65,000	-	-	130,000
Jim Barry	67,000	65,000	-	-	132,000
James Crowley	85,000	65,000	-	-	150,000
Gordon Glade	65,000	65,000	-	-	130,000
Gary Parker	65,000	65,000	-	-	130,000
Brian Peterson	65,000	65,000	-	-	130,000
Alain Treuer	75,000	65,000	-	-	140,000
(1)	Amounts for “Stock awards” reflect the aggregate grant date fair value of annual DSU grants computed in accordance with FASB ASC Topic 718.

The Company has adopted stock ownership guidelines for directors of the Company at three times their estimated annual award, or $195 thousand.

EXECUTIVE OFFICERS

The following table provides certain information regarding the Company’s executive officers as of March 29, 2013.

Name	Age	Position
Todd A. Becker	47	President and Chief Executive Officer (and Director)
Jeffrey S. Briggs	48	Chief Operating Officer
Jerry L. Peters	55	Chief Financial Officer
Carl S. (Steve) Bleyl	54	Executive Vice President – Ethanol Marketing
Michelle S. Mapes	46	Executive Vice President – General Counsel and Corporate Secretary
Michael C. Orgas	54	Executive Vice President – Commercial Operations
Paul E. Kolomaya	47	Executive Vice President – Commodity Finance
George P. (Patrich) Simpkins	51	Executive Vice President – Finance and Treasurer

Biographical information related to Todd Becker, who also serves as a director of the Company, is provided above in this Proxy Statement.

JEFF BRIGGS joined the Company as Chief Operating Officer in November 2009. Mr. Briggs served as a consultant to the Company from July 2009 to November 2009. Prior to his consulting role, he was Founder and General Partner of Frigate Capital, LLC, a private investment partnership investing in small and mid-sized companies, from January 2004 through January 2009. Prior to Frigate, Mr. Briggs spent nearly seven years at

Valmont Industries, Inc. as President of the Coatings Division. Prior to Valmont, he acquired and managed an electronic manufacturing company; was Director of Mergers and Acquisitions for Peter Kiewit and Sons; worked for Goldman Sachs in their Equities Division; and served five years as an Officer in the U.S. Navy on a nuclear submarine. Mr. Briggs has a Masters degree in Business Administration from the Harvard Business School and a Bachelor of Science degree in Mechanical Engineering, Thermal and Power Systems from UCLA.

JERRY PETERS joined the Company as Chief Financial Officer in June 2007. Mr. Peters served as Senior Vice President – Chief Accounting Officer for ONEOK Partners, L.P. from May 2006 to April 2007, as its Chief Financial Officer from July 1994 to May 2006, and in various senior management roles prior to that. ONEOK Partners is a publicly-traded partnership engaged in gathering, processing, storage, and transportation of natural gas and natural gas liquids. Prior to joining ONEOK Partners in 1985, he was employed by KPMG LLP as a certified public accountant. Beginning September 2012, Mr. Peters serves on the board of directors, and as chairman of the audit committee, of the general partner of Summit Midstream Partners, LP, a publicly-traded natural gas gathering partnership. Mr. Peters has a Masters degree in Business Administration from Creighton University with a Finance emphasis and a Bachelor of Science degree in Business Administration from the University of Nebraska – Lincoln.

STEVE BLEYL joined the Company as Executive Vice President – Ethanol Marketing in October 2008. Mr. Bleyl served as Executive Vice President – Ethanol Marketing for VBV LLC from October 2007 to October 2008. From June 2003 until September 2007, he served as Chief Executive Officer of Renewable Products Marketing Group LLC, an ethanol marketing company, building it from a cooperative marketing group of five ethanol plants in one state to seventeen production facilities in seven states. Prior to that, Mr. Bleyl worked for over 20 years in various senior management and executive positions in the fuel industry. Mr. Bleyl has a Masters degree in Business Administration from the University of Oklahoma and a Bachelor of Science degree in Aerospace Engineering from the United States Military Academy.

MICHELLE MAPES was named Executive Vice President – General Counsel and Corporate Secretary in November 2009 after joining the Company in September 2009 as its General Counsel. Prior to joining Green Plains, Ms. Mapes was a Partner at Husch Blackwell, LLP, where for three years she focused her legal practice nearly exclusively in renewable energy. Prior to that, she was Chief Administrative Officer and General Counsel for HDM Corporation. Ms. Mapes served as Senior Vice President – Corporate Services and General Counsel to Farm Credit Services of America from April 2000 to June 2005. Ms. Mapes holds a Juris Doctorate, a Masters degree in Business Administration and a Bachelor of Science degree in Accounting and Finance, all from the University of Nebraska – Lincoln.

MIKE ORGAS joined the Company as Executive Vice President – Commercial Operations in November 2008. Mr. Orgas has extensive experience in supply chain management, logistics, risk management, and strategic planning. From May 2004 to October 2008, he served as the Director of Raw Materials Strategic Sourcing and Risk Management for the Malt-O-Meal Company. From February 2003 to December 2003, Mr. Orgas was a Partner in the Agribusiness/Food Practice of McCarthy & Company, an advisory services firm. Prior to that, he served in various management capacities at ConAgra Foods, Inc. and at General Mills. Mr. Orgas has a Masters degree in Business Management from the University of Montana and a Bachelor of Science degree in Business Administration from the University of Minnesota.

PAUL KOLOMAYA was named Executive Vice President – Commodity Finance in February 2012 after joining the Company in August 2008 as its Vice President – Commodity Finance. Prior to joining Green Plains, Mr. Kolomaya was employed by ConAgra Foods, Inc. from March 1997 to August 2008 in a variety of senior finance and accounting capacities, both domestic and international. Prior to that, he was employed by Arthur Andersen & Co. in both the audit and business consulting practices. Mr. Kolomaya holds chartered accountant and certified public accountant certifications and has a Bachelor of Honors Commerce degree from the University of Manitoba.

PATRICH SIMPKINS joined the Company as Executive Vice President – Finance and Treasurer in May 2012. Prior to joining Green Plains, Mr. Simpkins was Managing Partner of GPS Capital Partners, LLC, a capital advisory firm serving global energy and commodity clients. From February 2005 to June 2008, he served as Chief Operating Officer and Chief Financial Officer of SensorLogic, Inc., and as Executive Vice President and Global Chief Risk Officer of TXU Corporation from November 2001 to June 2004. Prior to that, he served in senior financial and commercial executive roles with Duke Energy Corporation, Louis Dreyfus Energy, MEAG Power Company and MCI Communications. He was recently named chairman of the board for Allegro Development Corporation. Mr. Simpkins, who is a registered investment principal and advisor, has a Bachelor of Business Administration degree in Economics and Marketing from the University of Kentucky.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

This Compensation Discussion and Analysis provides an overview of the Company’s executive compensation program, including:

•	the general compensation philosophy for executive compensation;

•	the material elements of executive compensation and the process the Company follows for making executive compensation decisions; and

•	information about 2012 compensation earned by the following executive officers (the “Named Executive Officers”):

¡	Todd Becker – President and Chief Executive Officer
¡	Jeff Briggs – Chief Operating Officer
¡	Jerry Peters – Chief Financial Officer
¡	Steve Bleyl – Executive Vice President – Ethanol Marketing
¡	Michelle Mapes – Executive Vice President – General Counsel and Corporate Secretary

Executive Compensation Philosophy

The Compensation Committee has structured the Company’s executive compensation policy based upon the following goals:

•	To attract, motivate and retain talented executive officers and other key employees.

•	To use incentive compensation to reinforce strategic performance objectives.

•	To align the interests of executive officers and key employees with the interests of the Company’s shareholders, such that risks and rewards of strategic decisions are shared.

As described below, compensation for executive officers consists of three components: base compensation, annual performance/incentive awards and long-term incentive compensation. Equity awards are made pursuant to the Plan, which was approved by the Company’s shareholders in May 2009.

Compensation Committee Process and Compensation Consultant

The Compensation Committee is responsible for designing, reviewing and overseeing the administration of the Company’s executive compensation program, and reviewing and approving annually all compensation decisions relating to the Company’s executive officers, including the Named Executive Officers. Generally, all decisions with respect to determining the amount or form of compensation for the Company’s executive officers are made by the Committee in accordance with the methodology described below.

When evaluating potential salary adjustments for executive officers, the Compensation Committee solicits and considers input provided by the Chief Executive Officer relating to the executive’s performance and contribution to the Company’s overall performance. The Chief Executive Officer plays no role in setting his own compensation.

The Compensation Committee has the sole authority from the Board for the appointment, compensation and oversight of the Company’s outside compensation consultant. The Compensation Committee considered the results of the most recent say-on-pay vote when determining compensation policies and decisions. At the 2011 Annual Meeting of the Shareholders, the proposal to cast an advisory vote on the Company’s executive compensation was approved and the frequency of holding an advisory vote on executive compensation was determined to be every three years. The Compensation Committee retained the Hay Group as a consultant during 2011 to assist with its responsibilities related to the Company’s executive and Board compensation programs. The executive compensation services provided included assisting in defining the Company’s executive compensation structure, providing market information, recommending modifications of incentive compensation plans, advising on the competitiveness of Board compensation, and providing regulatory and governance guidance. During 2012, the Hay Group provided no services to the Company.

Base Compensation

The Compensation Committee decides on the overall compensation package, of which the base salary is a component, for the Company’s executive officers. Market compensation data described below guides the Compensation Committee in the determination of total pay, which includes base pay, bonuses, equity compensation and benefits. The Compensation Committee reviews both national and industry specific compensation data. Each executive is evaluated against these data and adjustments are made based on individual factors such as experience level and job performance. The objective is to fashion a compensation package that will attract and retain talented employees. Individual salaries vary based upon the individual’s level of responsibility, work experience, performance, impact on the business, tenure and potential for advancement within the Company. Individual salaries for newly-hired executive officers and other key employees are determined at the time of hire taking into account the above-factors, other than tenure. To attract quality talent with the expertise to perform required duties, base salaries are established to be consistent with salaries paid to personnel in similar positions in the market. These base salaries may be adjusted to consider the overall compensation package, which may include cash incentives, stock-based incentive awards and other forms of compensation. To retain quality talent, the Compensation Committee may recommend base salary adjustments that are commensurate with increasing job responsibilities and to reflect competitive market data for executive officers of industry-sector firms of similar size and performance. The Hay Group methodology evaluates positions and determines the number of points the position has and then compares such position to positions with similar points. In 2011, the Compensation Committee reviewed and considered this data in the determination of the overall compensation package for the Company’s executive officers. A review of officer compensation was not completed in 2012.

For 2012, the base salaries for the Named Executive Officers were as follows: Todd Becker – $525,000; Jeff Briggs – $300,000; Jerry Peters – $300,000; Steve Bleyl – $250,000; and Michelle Mapes – $225,000.

Annual Performance/Incentive Awards

Annual bonuses are one form of incentive compensation used by the Company to reinforce performance-based objectives and retain key personnel. For 2012, the Compensation Committee established specific performance goals pursuant to the Company’s Short-Term Incentive Plan and set target levels of cash bonuses based on a percentage of base salary. The Short-Term Incentive Plan provides that certain specified employees of the Company may be awarded cash bonuses by the Compensation Committee upon meeting certain specified performance goals or other performance criteria as determined by the Compensation Committee. The performance goals are set from time-to-time by the Compensation Committee and may differ from employee to employee and from award to award. Each current employee who is an executive officer of the Company is a participant in the Short-Term Incentive Plan.

In connection with the approval of the Short-Term Incentive Plan, the Compensation Committee also established the target levels of cash bonuses for 2012 for each participating officer, ranging from 50% to 100% of such officer’s base salary, and the Company performance criteria evaluated in determining the actual cash bonus amount. Based on the Plan, participants were eligible for awards ranging from 0% of their base salary to a percent of base salary as defined by the Compensation Committee depending on the level of achievement of the Company financial performance criteria. The Compensation Committee then evaluated individual performance criteria in relation to established goals for each executive officer, aligned with the business plan of the Company, and adjusted the award up or down in its discretion. The Committee may also adjust the award for external conditions beyond the control of the Company or the officer. The Company financial performance component is based on achieving stated goals for 2012. Following are goals and weighting percentages established by the Compensation Committee that were utilized to help measure officer performance and accordingly impacted 2012 incentive awards: (1) a target range of earnings before interest, taxes, depreciation and amortization (“EBITDA”) of $136 million to $204 million (40%), (2) a target range of return on net assets of 5% to 11% (20%), (3) a safety metric focusing on improvements on employee and process safety as defined and measured by a third party (10%), (4) a subjective performance management metric (5%), and Compensation Committee discretion (25%).

The Named Executive Officers were entitled to potential cash awards under the Short-Term Incentive Plan for 2012, as set forth in the following table, subject to the discretion of the Compensation Committee.

Named Executive Officer & Title	Target Cash Bonus as a Percent of Base Salary (1)	Potential Award Range as a Percent of Base Salary (1)
Todd Becker, President & Chief Executive Officer	100%	0 - 200%
Jeff Briggs, Chief Operating Officer	80%	0 - 160%
Jerry Peters, Chief Financial Officer	80%	0 - 160%
Steve Bleyl, EVP – Ethanol Marketing	80%	0 - 160%
Michelle Mapes, EVP – General Counsel and Corporate Secretary	50%	0 - 100%
(1)	Final awards are subject to Compensation Committee discretion and awards may exceed such amounts.

Actual EBITDA for 2012 was approximately $115.5 million. For a reconciliation of EBITDA to Net Income, see “Item 6. Selected Financial Data” in our Annual Report on Form 10-K for the year ended December 31, 2012. Actual return on net assets for 2012 was approximately 5.0%. The overall 2012 safety metric showed that the Company made improvements in the qualitative measures reviewed, and the subjective performance management metric was also achieved. Cash bonuses paid for 2012 performance ranged from 70% to 329% of base salaries for the Named Executive Officers. The Compensation Committee used its discretion to determine 2012 bonuses to consider the performance of the Company compared to overall industry performance and to reward and retain key personnel. See “Summary Compensation Table” below for the cash bonus amounts awarded for 2012. Additional information is also set forth in the Grants of Plan-Based Awards table.

Long-Term Incentive Compensation

The Named Executive Officers are eligible to receive long-term equity-based incentive compensation awards under the Plan.

The Company’s ability to operate its business and implement its strategies effectively depends, in part, on the efforts of its executive officers and other key personnel. The Company’s executive officers have developed expertise in ethanol and related industries, and they have hired qualified managers and key personnel to operate the Company’s plants, agribusiness operations, and marketing and distribution business. The grants of restricted stock, options or deferred stock units to executive officers encourage equity ownership and closely align management’s interests with the interests of shareholders, such that risks and rewards of strategic decisions are shared. Additionally, because awards will be subject to forfeiture in certain cases if the employee leaves the Company, such awards are anticipated to provide a long-term incentive to remain with the Company.

Based on Compensation Committee assessments and recommendations, the Company’s long-term compensation program includes the following components to assist in aligning management’s interests with the interests of shareholders:

•	Emphasizes “at risk” pay such as options and other long-term incentives.

•	Emphasizes long-term compensation such as options and restricted stock.

•	Rewards financial results and promotion of Company objectives as well as individual performance against individual objectives.

As part of its process, in an effort to align the interests of management and shareholders with the goal of sharing the risks and rewards of strategic decisions that are made, the Compensation Committee will review the advisability of granting shares or options to members of management. The aggregate number of shares or options granted to management will be based on the executive’s position and the value of each individual’s contributions to the Company, as well as competitive norms. Individuals’ contributions during 2012 were assessed by the Compensation Committee on a subjective basis.

Based on the Company’s 2012 financial performance and individual performance evaluations, restricted stock awards were issued in February 2013 for 2012 performance. Awards made in 2013 for 2012 performance to the Named Executive Officers consisted of grants of 223,214 shares to Mr. Becker, 29,297 shares to Mr. Briggs, 29,297 shares to Mr. Peters, 19,531 shares to Mr. Bleyl, and 28,460 shares to Ms. Mapes. To align the interests of the executives with the interests of the Company’s shareholders, such that risks and rewards of strategic decisions are shared, and to encourage retention of the Company’s executive officers, the restricted stock awards vest 25% on the grant date and 25% each year for the next three years. Because they were granted in 2013, the stock awards for 2012 performance do not appear in the “Summary Compensation Table” for 2012.

The amounts shown in the “Summary Compensation Table” under 2012 stock awards were for grants made in 2012 for 2011 performance and amounts shown under 2011 stock awards were for grants made in 2011 for 2010 performance. Awards to the Named Executive Officers in 2012 for 2011 performance consisted of grants of 178,731 shares to Mr. Becker, 35,746 shares to Mr. Briggs, 22,341 shares to Mr. Peters, 29,043 shares to Mr. Bleyl, and 17,873 shares to Ms. Mapes.

Tax Deductibility of Compensation

Section 162(m) of the Internal Revenue Code (the “Code”) precludes a public corporation from taking a deduction for compensation in excess of $1,000,000 with respect to each of the Named Executive Officers unless certain specific performance criteria are satisfied. The Plan was designed to help ensure that performance-based compensation awarded thereunder is considered qualified performance-based compensation within the meaning of Section 162(m). The Compensation Committee retains the flexibility to compensate executives in a manner intended to promote varying corporate goals, even if certain amounts may not be deductible under Section 162(m).

Employment and Severance Agreements

The Company has entered into employment agreements with each of the Named Executive Officers. These agreements are described below. The Compensation Committee may adjust base salary, bonus percentage or long-term incentives to levels that exceed the initial terms of the executive officers’ employment agreements based on its periodic review of compensation data.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated into the Form 10-K for the year ended December 31, 2012.

Respectfully submitted,

Alain Treuer, Chairman
Jim Anderson
Jim Barry
Gary Parker

Summary Compensation Table

The following table provides certain compensation information for the years ended December 31, 2012, 2011 and 2010 for the Named Executive Officers.

Name and principal position	Year	Salary ($)	Stock awards ($) (1)(2)	Non-equity incentive plan comp. ($) (1)	All other comp. ($) (3)	Total ($)
Todd Becker	2012	525,000	2,000,000	1,725,000	51,144	4,301,144
President and Chief Executive Officer	2011	515,625	1,821,000	1,475,000	47,324	3,858,949
	2010	450,000	1,059,375	849,886	37,492	2,396,753

Jeff Briggs	2012	300,000	400,000	262,500	10,315	972,815
Chief Operating Officer	2011	293,750	607,000	242,500	12,171	1,155,421
	2010	250,000	423,750	347,159	12,955	1,033,864

Jerry Peters	2012	300,000	250,000	262,500	10,929	823,429
Chief Financial Officer	2011	297,500	303,500	194,000	11,075	806,075
	2010	280,000	339,000	264,409	10,242	893,651

Steve Bleyl	2012	250,000	325,000	175,000	10,414	760,414
Executive Vice President - Ethanol Marketing	2011	250,000	303,500	194,000	10,214	757,714
	2010	250,000	339,000	347,159	10,242	946,401

Michelle Mapes	2012	225,000	200,000	255,000	10,270	690,270
Executive Vice President - General Counsel and Corporate Secretary	2011	225,000	121,400	194,000	10,070	550,470
	2010	225,000	84,750	212,472	6,904	529,126
(1)	Columns for “Bonus,” which relates to discretionary cash bonuses that are not a part of a short-term incentive plan, and “Option awards” have been omitted from this table because no compensation is reportable thereunder. “Nonequity incentive plan compensation” amounts were paid pursuant to the Company’s Short-Term Incentive Plan. Amounts in the “Stock awards” column for 2012 includes awards made in 2012 for 2011 compensation, 2011 includes awards made in 2011 for 2010 compensation, and 2010 includes awards made in 2010 for 2009 compensation. All stock awards were 25% vested at time of grant, with remaining vesting to occur over a three-year period. See “Compensation Discussion and Analysis” for additional information.
(2)	Amounts for “Stock awards” reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718.
(3)	“All other compensation” generally consists of the Company match to the executive officer’s 401(k) retirement plan, up to a maximum of $10,000 per employee for 2012 and $9,800 for 2011 and 2010, and imputed income on Company-paid life insurance. For Mr. Becker, the amounts also include insurance premiums paid by the Company and the Company gross-up to cover the taxes on this benefit. See “Employment Arrangements” below for further information on the employment agreement between Mr. Becker and the Company.

Employment Arrangements

Mr. Becker.    Effective October 16, 2008, the Company entered into an employment agreement with Todd Becker to serve as the Company’s President and Chief Operating Officer. Mr. Becker was named President and Chief Executive Officer on January 1, 2009. Mr. Becker’s employment agreement was amended in December 2009 to provide for a tax gross-up payment in the event of any tax payments on fringe benefits. The terms of the employment agreement provide that Mr. Becker will receive the following: (i) a base salary, currently at $525,000, (ii) an annual target bonus as a percentage of base salary based on performance objectives set by the Board’s Compensation Committee, (iii) awards of long-term incentive benefits of a type and at a level that is competitive with long-term incentive plan benefits provided to chief executive officers of public companies of comparable size in similar industries, and (iv) a fully-exercisable option to acquire 150,000 shares at an exercise price equal to $10 per share. Any shares acquired by Mr. Becker pursuant to exercise of the option may not be transferred, except to family members or to a trust for the benefit of Mr. Becker or his family members, for a period of three years after the closing of the VBV merger transaction, subject to certain exceptions. Those exceptions include (i) a Change in Control generally as defined in the 2007 Equity Compensation Plan and clarified in Mr. Becker’s employment agreement, and (ii) the termination of Mr. Becker’s employment without Cause or for Good Reason (as those terms are defined in the employment agreement), or due to Mr. Becker’s death or disability. Mr. Becker’s employment is “at-will” and may be terminated at any time, by either party, for any reason whatsoever. See “Potential Payments upon Termination or Change in Control” for additional information.

Mr. Briggs.    On November 23, 2009, Jeff Briggs was named Chief Operating Officer at an annual salary of $250,000 which was increased to $300,000 in February 2011. Mr. Briggs and the Company entered into an employment agreement effective March 4, 2011. The agreement provides for (i) a base salary, currently at $300,000, (ii) an annual target bonus as a percentage of base salary based on performance objectives set by the Board’s Compensation Committee, (iii) participation in a long-term incentive program developed by the Company, and (iv) participation in Company benefit plans. Mr. Briggs’ employment is “at-will” and may be terminated at any time, by either party, for any reason whatsoever. If employment is terminated without cause or for good reason, Mr. Briggs will receive six month’s base salary and all outstanding equity awards shall fully vest. See “Potential Payments upon Termination or Change in Control” for additional information.

Mr. Peters.    Effective October 24, 2008, the Company entered into an amended and restated employment agreement with Jerry Peters. The terms of the employment agreement provide that Mr. Peters will receive (i) a base salary, currently at $300,000, (ii) an annual target bonus as a percentage of base salary based on performance objectives set by the Board’s Compensation Committee, (iii) participation in the long-term incentive program developed by the Company, and (iv) other benefits that are generally available to Company employees. Mr. Peters’ employment is “at-will” and may be terminated at any time, by either party, for any reason whatsoever. If employment is terminated without cause or for good reason, Mr. Peters will receive six month’s base salary plus the greater of one-half of the maximum bonus for that year or the average bonus paid in the prior two years and all outstanding equity awards shall fully vest. See “Potential Payments upon Termination or Change in Control” for additional information.

Mr. Bleyl.    On October 15, 2008, Steve Bleyl was named Executive Vice President – Ethanol Marketing at an annual salary of $250,000. Mr. Bleyl and the Company entered into an employment agreement effective March 4, 2011. The agreement provides for (i) a base salary, currently at $250,000, (ii) an annual target bonus as a percentage of base salary based on performance objectives set by the Board’s Compensation Committee, (iii) participation in a long-term incentive program developed by the Company, and (iv) participation in Company benefit plans. Mr. Bleyl’s employment is “at-will” and may be terminated at any time, by either party, for any reason whatsoever. If employment is terminated without cause or for good reason, Mr. Bleyl will receive six month’s base salary and all outstanding equity awards shall fully vest. See “Potential Payments upon Termination or Change in Control” for additional information.

Ms. Mapes.    On September 21, 2009, Michelle Mapes joined the Company as General Counsel. She was named Executive Vice President – General Counsel and Corporate Secretary on November 3, 2009 at an annual salary of $225,000. Ms. Mapes is also eligible for (i) an annual target bonus as a percentage of base salary based on performance objectives set by the Board’s Compensation Committee, (ii) participation in a long-term incentive program developed by the Company, and (iii) participation in Company benefit plans. . The Company has provided Ms. Mapes with an offer letter setting forth the terms of her “at-will” employment, which may be terminated at any time, by either party, for any reason whatsoever. See “Potential Payments upon Termination or Change in Control” for additional information.

See “Compensation Discussion and Analysis” for further details on 2012 performance objectives.

Grants of Plan-Based Awards

The following table sets forth information related to grants under our Short-Term Incentive Plan and grants of stock awards pursuant to the terms of the 2009 Equity Incentive Plan to the Named Executive Officers during 2012.

Name (1)	Grant date	Estimated future payouts under non-equity incentive plan awards (2)		All other stock awards: number of shares of stock or units (#) (4)	Grant date fair value of stock and option awards ($)
		Target $	Maximum $ (3)
Todd Becker	2/10/12	525,000	N/A	178,731	2,000,000
Jeff Briggs	2/10/12	240,000	N/A	35,746	400,000
Jerry Peters	2/10/12	240,000	N/A	22,341	250,000
Steve Bleyl	2/10/12	200,000	N/A	29,043	325,000
Michelle Mapes	2/10/12	112,500	N/A	17,873	200,000
(1)	Columns for “Estimated future payouts under equity incentive plan awards,” “All other option awards: number of securities underlying options” and “Exercise or base price of option awards” have been omitted from this table because no compensation is reportable thereunder. This table includes equity awards granted in 2012 related to 2011 performance but does not include awards granted in 2013 for 2012 performance. See “Summary Compensation Table” for more information.
(2)	See “Compensation Discussion and Analysis” for additional information about the short-term incentive plan.
(3)	The maximum estimated future payouts under non-equity incentive plan awards are subject to Compensation Committee discretion.
(4)	Restricted stock awards vested 25% immediately and will vest another 25% per year beginning on the first anniversary of the date of grant, resulting in a three-year vesting term.

Outstanding Equity Awards at Year-End

The following table sets forth information related to outstanding equity awards for the Named Executive Officers as of December 31, 2012.

	Option awards				Stock awards
Name (1)	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)
Todd Becker (2)	150,000	-	10.00	10/15/16
	100,000	-	12.48	12/22/19
					224,674	1,777,171
Jeff Briggs (2)	18,750	-	11.75	11/23/19
					58,060	459,255
Jerry Peters (2)	60,000	-	19.96	06/08/15
	50,000	-	5.99	10/24/16
					34,256	270,965
Steve Bleyl (2)	50,000	-	5.99	10/15/16
					39,283	310,729
Michelle Mapes (2)	10,000	-	9.37	11/11/19
					19,655	155,471
(1)	Columns related to “Equity incentive plan awards” have been omitted because no compensation is reportable thereunder.
(2)	Stock options and restricted stock awards vested 25% immediately and vest another 25% per year beginning on the first anniversary of the date of grant, resulting in a three-year vesting term, except grant to Mr. Becker of 150,000 options at an exercise price of $10.00 per share which was fully exercisable on date of grant.

Option Exercises and Stock Vested

The following table sets forth information on stock options exercised or restricted stock vested for the Named Executive Officers during 2012.

Name	Option awards		Stock awards
	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of shares acquired on vesting (#)	Value realized on vesting ($)
Todd Becker	-	-	135,307	1,384,273
Jeff Briggs	-	-	27.686	303,431
Jerry Peters	-	-	25,642	279,987
Steve Bleyl	-	-	24,192	262.042
Michelle Mapes	-	-	8,218	90,684

Potential Payments upon Termination or Change in Control

Employment Agreement for Mr. Becker

The Company entered into an employment agreement with Mr. Becker. See “Employment Arrangements” above for additional information. Upon termination without Cause or for Good Reason, Mr. Becker is entitled to (a) one year of base salary plus the greater of his maximum annual cash bonus for that year or the average bonus paid for the prior two years, (b) up to one year of continued health and dental coverage (which ceases upon acceptance of a comparable position within such period), (c) certain relocation assistance if he relocates beyond 50 miles within six months of termination, (d) all shares acquired upon exercise of options granted therein are released from certain lock-up restrictions and (e) all outstanding options and other equity awards will fully vest.

The employment agreement also contains a “gross-up” provision pursuant to Section 280G of the Code. In the event any severance benefits provided to Mr. Becker subject him to the excise tax imposed under the Code, the Company shall pay Mr. Becker the amount necessary to make up for the excise tax paid.

For such purposes, “Cause” means one of the following: (a) a material breach by executive of the terms of this Agreement, not cured within thirty (30) days from receipt of notice from the Board of such breach, (b) conviction of, or plea of guilty or no contest to, a felony; (c) willful misconduct or gross negligence in connection with the performance of executive’s duties; or (d) willfully engaging in conduct that constitutes fraud, gross negligence or gross misconduct that results in material harm to the Company. For purposes of this definition, no act, or failure to act, on executive’s part shall be considered “willful” unless done, or omitted to be done, by executive in knowing bad faith and without reasonable belief that his action or omission was in, or not opposed to, the best interests of the Company. Notwithstanding the foregoing, executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to executive a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for the purpose (after reasonable notice to executive and an opportunity for executive, together with his counsel, to be heard before the Board), finding that in the good faith opinion of the Board executive was guilty of the conduct set forth above in (a), (b), (c) or (d) of this definition and specifying the particulars thereof in detail.

For such purposes, “Good Reason” means any of the following if the same occurs without executive’s express written consent: (a) a material diminution in executive’s base salary as described in the employment agreement; (b) a material diminution in executive’s authority, duties, or responsibilities; (c) a material diminution in the authority, duties, or responsibilities of the person to whom executive is required to report; (d) a material change in the geographic location at which executive must perform the services (for this purpose, any relocation of more than 50 miles shall be deemed a material change); (e) any material reduction or other adverse change in executive’s benefits under any applicable and properly approved compensation plan or arrangement without the substitution of comparable benefits; or (f) any other action or inaction that constitutes a material breach by the Company under the employment agreement. To terminate for Good Reason, executive must incur a termination of employment on or before the second anniversary of the initial existence of the condition.

Employment Agreements for Messrs. Briggs and Bleyl

The Company has entered into employment agreements with Messrs. Briggs and Bleyl. See “Employment Arrangements” above for additional information. Upon termination without Cause or for Good Reason, each will receive an amount equal to six months base salary and all outstanding equity awards shall fully vest. The definitions for “Cause” and “Good Reason” are the same as described above for Mr. Becker, except that the definition of Good Reason for Mr. Briggs or Mr. Bleyl does not specify the distance for an applicable relocation.

Employment Agreement for Mr. Peters

On October 24, 2008, the Company entered into an amended and restated employment agreement with Mr. Peters. See “Employment Arrangements” above for additional information. If Mr. Peters is terminated without Cause or for Good Reason, Mr. Peters will receive six month’s base salary plus the greater of (i) one-half of the maximum bonus for that year or (ii) one-half of the average bonus paid in the prior two years and all outstanding equity awards shall fully vest. The definitions for “Cause” and “Good Reason” are the same as described above for Mr. Becker, except that Good Reason does not include subsection (f) in the definition above and Cause does not include the requirement of an affirmative vote of the Board.

The employment agreement also contains a “gross-up” provision pursuant to Section 280G of the Code. In the event any severance benefits provided to Mr. Peters subject him to the excise tax imposed under the Code, the Company shall pay Mr. Peters the amount necessary to make up for the excise tax paid.

Employment Offer Letter for Ms. Mapes

On September 14, 2009, the Company provided Ms. Mapes with an offer letter setting forth the terms of her at-will employment.

Equity Acceleration

2007 Equity Incentive Plan. Awards outstanding under the 2007 Equity Incentive Plan will fully vest upon a Change in Control unless (a) assumed by the successor corporation; (b) replaced with a cash retention program providing the same value or (c) otherwise limited by the Plan Administrator. A Change in Control shall be deemed to have occurred if in a single transaction or series of related transactions:

(a)	any person (as such term is used in Section 13(d) and 14(d) of the Exchange Act, or persons acting as a group, other than a trustee or fiduciary holding securities under an employment benefit program, is or becomes a “beneficial owner” (as defined in Rule 13-3 under the 1934 Act), directly or indirectly of securities of the Company representing 51% or more of the combined voting power of the Company;

(b)	there is a merger, consolidation, or other business combination transaction of the Corporation with or into another corporation, entity or person, other than a transaction in which the holders of at least a majority of the shares of voting capital stock of the Company outstanding immediately prior to such transaction continue to hold (either by such shares remaining outstanding or by their being converted into shares of voting capital stock of the surviving entity) a majority of the total voting power represented by the shares of voting capital stock of the Company (or surviving entity) outstanding immediately after such transaction; or

(c)	all or substantially all of the Company’s assets are sold.

2009 Equity Incentive Plan. Awards outstanding under the Plan will fully vest upon a Change in Control (a) if not fully converted and assumed, (b) if the awards are converted and assumed, after a Qualifying Termination, or (c) by the Participant for “Good Reason,” if “Good Reason” is defined in the applicable Award Agreement or employment agreement. Qualifying Termination is defined as a termination of employment within twenty-four months following a Change in Control or by the Company other than for Cause, gross negligence, or deliberate misconduct which demonstrably harms the Company. A Change in Control shall be deemed to have occurred if in a single transaction or series of related transactions:

(a)	any person (as such term is used in Section 13(d) and 149d) of the Exchange Act), or persons acting as a group, other than a trustee or fiduciary holding securities under an employment benefit program, is or becomes a “beneficial owner” (as defined in Rule 13-3 under the Exchange Act), directly or indirectly of securities of the Company representing 51% or more of the combined voting power of the Company;

(b)	there is a merger, consolidation, or other business combination transaction of the Company with or into another corporation, entity or person, other than a transaction in which the holders of at least a majority of the shares of voting capital stock of the Company outstanding immediately prior to such transaction continue to hold (either by shares remaining outstanding or by their being converted into shares of voting capital stock of the surviving entity) a majority of the total voting power represented by the shares of voting capital stock of the Company (or surviving entity) outstanding immediately after such transaction;

(c)

during any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with Company to effect a transaction described in (a) or (b) above)

whose election by the Board or nomination for election by Company’s shareholders was approved by a vote of at least two thirds of the directors then still in office who either were directors at the beginning of the two year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(d)	all or substantially all of the Company’s assets are sold.

The option award agreement also provides that if an executive is terminated without Cause, the option will be deemed to have vested through the next annual anniversary of the grant date.

The following tables provide information on potential benefits that could be received by the Named Executive Officers upon a termination or Change in Control. The tables assume termination as of the close of business on December 31, 2012. The closing price for the Company’s Common Stock on the last trading day of 2012 was $7.91. Post-termination health care represents the approximate value of such benefits.

Upon a Change in Control of the Company the executive may be subject to certain excise taxes pursuant to Section 280G of the Internal Revenue Code. As discussed above, the Company has agreed to reimburse Mr. Becker and Mr. Peters for all excise taxes that are imposed on the executive under Section 280G and any income and excise taxes that are payable by the executive as a result of any reimbursements for Section 280G excise taxes. Currently, amounts shown as compensation related to Change in Control do not trigger excise taxes as defined in Section 280G and therefore are not included in the tables below.

Todd Becker

Executive Benefits and Payments Upon Termination	Termination without Cause or for Good Reason	Change in Control
Termination Compensation
Base Salary and Bonus (1)	$2,125,000	$-
Equity Vesting (2)	1,777,171	1,777,171

Benefits and Perquisites
Post-Termination Health Care	19,402	-
Certain Relocation Benefits (3)	-	-

Total	$3,921,573	$1,777,171

(1)	Assumes a bonus of the greater of his maximum bonus for that year or the average of his bonuses during the prior two years.
(2)	Represents accelerated vesting of all outstanding equity awards and release of restrictions on such awards.
(3)	Mr. Becker receives certain relocation assistance in the event of termination without Cause, for Good Reason, or after a termination after a Change in Control, if he relocates more than 50 miles beyond Omaha, Nebraska within six months of such time. The value of such assistance cannot be determined until such an event occurs.

Jeff Briggs

Executive Benefits and Payments Upon Termination	Termination without Cause or for Good Reason	Change in Control
Termination Compensation
Base Salary	$150,000	$-
Equity Vesting (1)	459,255	459,255

Total	$609,255	$459,255

(1)	Represents accelerated vesting of all outstanding equity awards and release of restrictions on such awards.

Jerry Peters

Executive Benefits and Payments Upon Termination	Termination without Cause or for Good Reason	Change in Control
Termination Compensation
Base Salary and Bonus (1)	$390,000	$-
Equity Vesting (2)	270,965	270,965

Total	$660,965	$270,965

(1)	Assumes a bonus of the greater of one-half of his maximum bonus for that year or one-half the average of his bonuses during the prior two years.
(2)	Represents accelerated vesting of all outstanding equity awards and release of restrictions on such awards.

Steve Bleyl

Executive Benefits and Payments Upon Termination	Termination without Cause or for Good Reason	Change in Control
Termination Compensation
Base Salary	$125,000	$-
Equity Vesting (1)	310,729	310,729

Total	$435,729	$310,729

(1)	Represents accelerated vesting of all outstanding equity awards and release of restrictions on such awards.

Michelle Mapes

Executive Benefits and Payments Upon Termination	Change in Control
Termination Compensation
Equity Vesting (1)	$155,471

Total	$155,471

(1)	Represents accelerated vesting of all outstanding equity awards and release of restrictions on such awards.

Compensation Committee Interlocks and Insider Participation

No members of the Compensation Committee have ever served as officers or employees of the Company, and no officers or other employees have ever served on the Company’s Compensation Committee. During 2012, no executive officers of the Company served: (i) on a compensation committee of another entity which had an executive officer serving on the Compensation Committee; (ii) as a director of another entity which had an executive officer serving on the Compensation Committee; or (iii) as a member of a compensation committee of another entity which had an executive officer who served as a director of the Company.

Compensation Risk Assessment

With the help of its compensation consultant, in 2012 the Compensation Committee reviewed the Company’s executive compensation policies and practices, and determined that the Company’s executive compensation programs are not reasonably likely to have a material adverse effect on the Company. The Compensation Committee also reviewed the Company’s compensation programs for certain design features which have been identified by experts as having the potential to encourage excessive risk-taking, including: (i) too much focus on equity; (ii) compensation mix overly weighted toward annual incentives; (iii) uncapped payouts; (iv) unreasonable goals or thresholds; or (v) steep payout cliffs at certain performance levels that may encourage short-term decisions to meet payout thresholds.

Moreover, the Compensation Committee determined that, for all employees, the Company’s non-executive compensation programs do not encourage excessive risk and instead encourage behaviors that support sustainable value creation, as these programs are fully discretionary after performance for the relevant period has been achieved, recommended by senior management to the Compensation Committee and reviewed at such time to support the Company’s goals and objectives.

PRINCIPAL SHAREHOLDERS

Holdings of Management and Principal Shareholders

The following table sets forth certain information with respect to the beneficial ownership of the Company’s Common Stock as of March 14, 2013 for: (i) each person or group (as that term is used in Section 13(d)(3) of the Exchange Act) who is known by the Company to beneficially own more than five percent of the Company’s Common Stock, (ii) each of the Company’s directors, including the nominees for election as director, (iii) each of the Named Executive Officers, and (iv) all directors and executive officers, seventeen in number, as a group. On March 14, 2013, the Company had 30,108,882 shares of Common Stock outstanding. Except as noted below, the persons listed below possess sole voting and investment power over their respective shares. The Shareholders’ Agreement discussed above under “INFORMATION ABOUT THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE – Board of Directors” also provides certain registration rights with respect to the shares of the Company’s Common Stock held by the parties. The Shareholders’ Agreement is filed as Appendix F to the Company’s Registration Statement on Form S-4 filed on September 5, 2008.

Name and Address of Beneficial Owner (1)	Shares Beneficially Owned (2)	Percentage of Total
Wellington Management Company, LLP (3) 280 Congress Street Boston, MA 02210	3,073,948	10.2%
Dimensional Fund Advisors LP (3) 6300 Bee Cave Road, Building One Austin, TX 78746	2,087,752	6.9%
Wilon Holdings, S.A. (4) 53rd E Street Urbanizacion Marbella MGM Tower 16th Floor Panama City, Republic of Panama	2,080,716	6.9%
Alain Treuer (4)	2,080,716	6.9%
DNB Asset Management AS (3) Ovre Slottsgate 3 Oslo, Norway N-0021	2,032,447	6.8%
Wayne Hoovestol (5)	919,459	3.1%
Todd Becker (6)	759,584	2.5%
Gary Parker (7)	536,000	1.8%
Jerry Peters (8)	205,888	*
Steve Bleyl (9)	173,178	*
Jeff Briggs (10)	164,972	*
Brian Peterson (11)	150,100	*
Michelle Mapes (12)	49,794	*
Gordon Glade (13)	31,334	*
Jim Anderson	21,000	*
James Crowley	13,000	*
Jim Barry	-	*
Executive Officers and Directors as a Group (16 persons) (14)	5,338,344	17.4%
*	Less than 1%.

(1)	Except where otherwise indicated, the address of the beneficial owner is deemed to be the same address as the Company.
(2)	Beneficial ownership is determined in accordance with SEC rules and generally includes holding voting and investment power with respect to the securities. Shares of Common Stock subject to options currently exercisable, or exercisable within 60 days, are deemed outstanding for computing the percentage of the total number of shares beneficially owned by the designated person, but are not deemed outstanding for computing the percentage for any other person.

(3)	Based on the amount reported in the respective Schedule 13G filing, as follows:

i.	Wellington Management Company, LLP Schedule 13G filed on February 14, 2013. Shares are owned beneficially in its capacity as investment advisor with shared voting power over 2,543,746 of the shares and the power to dispose all of the shares.

ii.	Dimensional Fund Advisors LP (“DFA”) Schedule 13G filed on February 11, 2013. In its role as investment advisor, sub-advisor and/or manager, DFA may be deemed to be beneficial owner of these shares, but it disclaims beneficial ownership of these shares.

iii.	DNB Asset Management AS Schedule 13G filed on February 5, 2013. Shares are owned by an investment manager of a number of funds, which disclaims beneficial ownership of these shares except to the extent of management fees, performance fees or other fees received as investment manager.
(4)	Based on Amendment No. 2 to its Schedule 13D filed on March 23, 2010 with the SEC. Excludes shares beneficially owned by NTR and Wayne Hoovestol that may be beneficially owned by Wilon, but which Wilon disclaims beneficial ownership of such shares except to the extent of its pecuniary interest. 2,070,716 shares are owned by Wilon. Although Alain Treuer has voting and investment power with respect to the shares owned by Wilon, he disclaims beneficial ownership of the shares owned by Wilon, except to the extent of his pecuniary interest therein.
(5)	Based on Amendment No. 3 to his Schedule 13D filed on March 19, 2012 with the SEC. Excludes shares beneficially owned by NTR and Wilon that may be beneficially owned by Mr. Hoovestol, but which Mr. Hoovestol disclaims beneficial ownership of such shares except to the extent of his pecuniary interest. Includes 30,000 shares owned by Mr. Hoovestol’s wife.
(6)	Includes options exercisable within 60 days of March 14, 2013 for 250,000 shares.
(7)	Includes 524,000 shares owned by entities of which Mr. Parker has 100% ownership.
(8)	Includes options exercisable within 60 days of March 14, 2013 for 110,000 shares.
(9)	Includes options exercisable within 60 days of March 14, 2013 for 50,000 shares.
(10)	Includes options exercisable within 60 days of March 14, 2013 for 18,750 shares.
(11)	Includes options exercisable within 60 days of March 14, 2013 for 10,000 shares. Also includes 15,000 shares that Mr. Peterson owns jointly with his child.
(12)	Includes options exercisable within 60 days of March 14, 2013 for 10,000 shares.
(13)	Includes 17,334 shares owned by entities in which Mr. Glade has ownership.
(14)	Includes options exercisable within 60 days of March 14, 2013 totaling 508,750 shares for executive officers and directors (including holdings of Wilon Holdings, S.A.) as a group.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies and Procedures Regarding Related Party Transactions

The Board has adopted a written policy governing related party transactions. The related party policy requires the Audit Committee to review each Related Party Transaction (defined below) and determine whether it will approve or ratify such transaction.

For purposes of the related party policy, a “Related Party Transaction” is any transaction, arrangement or relationships with a Related Party (defined below) where the aggregate amount involved is expected to exceed $120,000 in any calendar year. “Related Party” includes (a) any person who is or was (at any time during the last year) an executive officer, director or nominee for election as a director; (b) any person or group who is a beneficial owner of more than 5% of the Company’s voting securities; (c) any immediate family member of a person described in provisions (a) or (b) of this sentence; or (d) any entity in which any of the foregoing persons is employed, is a partner or has a greater than 10% beneficial ownership interest. Certain smaller specified transactions are deemed preapproved by the Audit Committee.

In determining whether a Related Party Transaction will be approved or ratified, the Audit Committee may consider factors such as (a) the extent of the Related Party’s interest in the transaction; (b) the availability of other sources of comparable products or services; (c) whether the terms are competitive with terms generally available in similar transactions with persons that are not Related Parties; (d) the benefit to the Company; and (e) the aggregate value of the transaction.

Related Party Transactions

Short-Term Note Payable

On March 9, 2012, the Company repurchased 3.7 million shares of its common stock from a subsidiary of NTR plc, which was previously the largest shareholder of the Company, for $37.2 million. The Company paid $10.0 million in cash and issued a one-year note bearing 5% interest per annum for $27.2 million that was secured by the shares repurchased and the Company’s interest in Green Plains Shenandoah LLC. At December 31, 2012, $27.2 million was outstanding on the note payable, which was paid in full on March 7, 2013.

Commercial Contracts

Two subsidiaries have executed separate financing agreements for equipment with AXIS Capital Inc. in the ordinary course of its business. Gordon F. Glade, President and Chief Executive Officer of AXIS Capital, is a member of the Company’s Board of Directors. Totals of $0.2 million and $0.5 million were included in debt at December 31, 2012 and 2011, respectively, under these financing arrangements. Payments, including principal and interest, totaled $0.3 million, $0.7 million and $0.7 million for the years ended December 31, 2012, 2011 and 2010, respectively, and the weighted average interest rate for all outstanding financing agreements is 6.1%.

The Company has entered into ethanol purchase, sale and throughput agreements with Center Oil Company. Gary R. Parker, President and Chief Executive Officer of Center Oil, is a member of the Company’s Board of Directors. During the year ended December 31, 2012, cash receipts from Center Oil totaled $20.6 million and payments to Center Oil totaled $5.3 million on these contracts. During the year ended December 31, 2011, cash receipts from Center Oil totaled $146.9 million and payments to Center Oil totaled $8.7 million on these contracts. During the year ended December 31, 2010, cash receipts and payments totaled $81.6 million and $6.3 million, respectively, on these contracts. The Company had $14 thousand and $1.0 million included in accounts receivable, net of any outstanding payables, from Center Oil at December 31, 2012 and 2011, respectively.

Aircraft Lease

The Company has entered into an agreement with Hoovestol, Inc. for the lease of an aircraft. Wayne B. Hoovestol, President of Hoovestol Inc., is Chairman of the Company’s Board of Directors. The Company has agreed to pay $6,667 per month for use of up to 100 hours per year of the aircraft. Any flight time in excess of 100 hours per year will incur additional hourly-based charges. For the years ended December 31, 2012, 2011 and 2010, payments related to this lease totaled $121 thousand, $149 thousand and $67 thousand, respectively. The Company did not have any payables to Hoovestol Inc at December 31, 2012 or 2011.

PROPOSAL 2

APPROVAL OF THE AMENDMENT TO THE

GREEN PLAINS RENEWABLE ENERGY, INC. 2009 EQUITY INCENTIVE PLAN

On March 27, 2013, the Board adopted, subject to shareholder approval, an amendment to the 2009 Equity Inventive Plan (the “Plan”) to (i) remove certain repricing provisions, (ii) increase the number of shares of Common Stock that may be issued under the Plan as stock-based awards from 2,500,000 to 3,000,000, and (iii) limit the situations in which shares are added back to the Plan.

General Information

The purpose of the Plan, which was approved by the Company’s shareholders at the 2009 annual meeting of shareholders, is to promote the interests of the Company and its shareholders by aligning the interests of participants with the interests of the Company’s shareholders. The aggregate number of shares of Common Stock that currently may be issued under all stock-based awards made under the Plan is 2,500,000.

Equity awards are currently granted to employees, non-employee directors and consultants pursuant to the Plan. As of March 14, 2013, approximately 879,612 shares remained available for awards under the Company’s equity incentive plans (1,879,612 shares if this Proposal 2 is approved by the shareholders).

The Board believes that equity incentive compensation is essential in attracting, retaining and motivating individuals. The flexibility of the Plan in types and specific terms of awards allows future awards to be based on then-current objectives for aligning compensation with shareholder value. Shareholder approval of the amendment to increase the number of shares of Common Stock that may be issued under the Plan will permit the Company to award equity incentives that help achieve these goals.

The following is a summary of the material terms of the Plan, as amended, and is qualified in its entirety by reference to the Plan. A copy of Amendment No. 2 to the Plan is included as Appendix A to this Proxy Statement and may also be obtained from us free of charge upon written request.

Summary of the 2009 Equity Incentive Plan

Administration

The Compensation Committee, which is comprised of four Independent Directors, administers the Plan and has full power and authority to determine when and to whom awards are granted, consistent with the provisions of the Plan. Subject to the provisions of the Plan, the Compensation Committee may amend or waive the terms and conditions, or accelerate the exercisability, of an outstanding award. The Compensation Committee has authority to interpret the Plan, and establish rules and regulations for the administration of the Plan.

Eligible Participants

Any employee, director or consultant of the Company or its subsidiaries, who is selected by the Compensation Committee, is eligible to receive an award under the Plan. As of December 31, 2012, the Company had approximately 530 employees and eight non-employee directors eligible to participate.

Shares and Amounts Available For Awards

The aggregate number of shares of Common Stock that may be issued under all stock-based awards made under the Plan is 2,500,000, which will be increased to 3,000,000 shares upon approval of the amendment to the Plan by the Company’s shareholders at the 2013 Annual Meeting. Shares related to awards that are forfeited, terminated, or are withheld from issuance to pay a participant’s tax withholding liability are added back and are available again under the Plan. Subject to adjustment for certain corporate transactions, no participant may be granted stock options or stock appreciation rights (“SARs”) in any year with respect to more than 500,000 shares, and no participant may be granted restricted stock, restricted stock units, performance shares and other stock-based awards in any year with respect to more than 500,000 shares. The maximum dollar value that may be earned by any participant in any 12-month period with respect to performance units that are intended to comply with the performance based exception under Section 162(m) of the Internal Revenue Code (“the Code”) and are denominated in cash is $5,000,000.

Terms of Awards

General. Awards may be granted alone or in addition to any other award granted under the Plan or any other compensation plan. Awards may be granted for no cash consideration or for cash or other consideration as determined by the Compensation Committee or as required by applicable law. Awards may provide that upon the grant or exercise thereof, the holder will receive cash, or shares of Common Stock, or any combination of these in a single payment. The exercise price per share under any stock option and the grant price of any SAR may not be less than the fair market value on the date of grant of such option or SAR. The fair market value of a share under the Plan is the closing price on any securities exchange or NASDAQ or other over-the-counter market on which the shares are listed on the date of determination. If the shares are not listed, the Compensation Committee will determine the fair market value of the shares. The term of awards will not be longer than 10 years.

Awards other than options and SARs may be granted subject to the achievement of performance goals. The performance goals may be established by the Compensation Committee from time to time. In the case of awards intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, the performance goals may be one or more of the following business criteria:

•	Revenue;

•	Operating income (before or after taxes);

•	Pre- or after-tax income (before or after allocation of corporate overhead and bonus);

•	Net income (before or after taxes);

•	Earnings (including earnings before taxes; earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization);

•	Earnings per share;

•	Economic value-added models or equivalent metrics;

•	Cash flow or cash flow per share (before or after dividends);

•	Stock price;

•	Total shareholder return;

•	Market share;

•	Regulatory achievements;

•	Implementation, completion or attainment of measurable objectives with respect to research, development, products, or projects;

•	Production volume levels;

•	Reductions in costs;

•	Improvement in or attainment of expense levels or working capital levels;

•	Operating margins, gross margins, or cash margin;

•	Year-end cash;

•	Debt reductions;

•	Return on equity;

•	Return on assets or net assets;

•	Return on capital (including return on total capital or return on invested capital);

•	Cash flow return on investment;

•	Efficiency ratio (non-interest expense, divided by total revenue);

•	Asset management;

•	Asset quality;

•	Asset growth or budget achievement.

The measure of performance may be set by reference to an absolute standard or a comparison to specified companies or groups of companies, and may be established separately for the Company as a whole or for our various groups, divisions or subsidiaries. The Compensation Committee shall establish performance goals and target awards for participants within the time prescribed by, and otherwise shall comply with Section 162(m) of the Code.

Stock Options. The holder of an option is entitled to purchase a number of shares of Common Stock at a specified exercise price during a specified time period, all as determined by the Compensation Committee. The option exercise price may be payable either in cash or in previously-acquired shares of Common Stock, or at the discretion of the Compensation Committee, by any other lawful means. Options are either “incentive stock options (“ISOs”)” within the meaning of Section 421 of the Code or “nonqualified stock options” and will vest and become exercisable in accordance with a vesting schedule established by the Compensation Committee. The exercise price is established by the Committee and cannot be less than the fair market value of a share on the date of grant; the exercise price of an incentive stock option granted to an employee who owns 10% or more of the combined voting power of our stock will not be less than 110% of the fair market value of a share on the date of grant. The aggregate fair market value of Common Stock for which ISOs are granted and which are first exercisable in any one calendar year by any one employee may not exceed $100,000 in fair market value, which is determined as of the date of the grant.

Stock Appreciation Rights. The holder of a SAR is entitled to receive the excess of the fair market value, calculated as of the exercise date, of a specified number of shares of Common Stock over the grant price of the SAR. Such amount shall be paid in shares of Common Stock or in cash, as specified in the award agreement. SARs shall vest and become exercisable in accordance with a vesting schedule established by the Compensation Committee.

Restricted Stock and Restricted Stock Units. The holder of restricted stock will own shares of Common Stock subject to restrictions imposed by the Compensation Committee for a specified time period determined by the Compensation Committee. The holder of restricted stock is entitled to vote the shares and to receive any dividends declared on the shares; however, any dividends declared in shares are subject to the same restrictions as the underlying shares. The holder of restricted stock units will have the right, subject to any restrictions imposed by the Compensation Committee, to receive shares of Common Stock, at some future date determined by the Compensation Committee. The holder of restricted stock units will not have voting rights but will receive dividends paid with respect to the underlying shares. The Compensation Committee may award restricted stock or restricted stock units subject to satisfaction of performance goals, which may include awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code. If the participant’s employment terminates during the vesting period for any other reason, the Restricted Stock and Restricted Stock Units will be forfeited, unless the Compensation Committee determines that it would be in the Company’s best interest to waive any remaining time-based restrictions.

Performance Awards. Performance awards give participants the right to receive payments in cash, or shares based solely upon the achievement of certain performance goals during a specified performance period. Any shares granted may be subject to any restrictions as determined by the Compensation Committee. Performance awards granted under the Plan may qualify as ‘‘performance-based compensation’’ within the meaning of Section 162(m) of the Code.

Stock-Based Awards. The Compensation Committee may grant other equity-based awards, including unrestricted shares of our Common Stock, subject to terms and conditions determined by the Compensation Committee and limitations imposed by the Plan. The awards may be conditioned on meeting performance goals and may be structured to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code.

Duration, Termination and Amendment. Unless discontinued or terminated by the Board, the Plan will expire on May 6, 2019. No awards may be made after that date. However, unless otherwise expressly provided in an applicable award agreement, any award granted under the Plan prior to expiration may extend beyond the end of such period through the award’s normal expiration date.

The Board may amend, alter or discontinue the Plan at any time, although shareholder approval must be obtained if required to maintain compliance with the Code, by any applicable law or for any action that would, absent such approval, violate the rules and regulations of any securities exchange applicable to the Company.

Repricing Awards

The Compensation Committee may cancel outstanding options and SARs and replace them with either new options or SARs covering the same or a different number of shares but with an exercise price not less than fair market value on the new grant date, but only with shareholder approval. The Compensation Committee also may reduce the exercise price of options or SARs to a price not less than the then current fair market value of Common Stock on the date of adjustment, but only with shareholder approval. Previously, shareholder approval was not required to cancel and replace options and SARs, or to reprice options and SARs, and the Compensation Committee was able to buy-out options and SARs for cash or shares.

Change in Control

Upon change in control, as defined in the Plan, all outstanding options, SARs, restricted stock and restricted stock units that are not converted into similar awards with respect to the survivor or successor parent corporation shall become fully vested and, in the case of options and SARs, fully exercisable. Options, SARs, restricted stock and restricted stock units that are converted into similar awards with respect to the survivor or successor parent corporation upon a change in control shall vest and, in the case of options and SARs, become fully exercisable upon a qualifying termination, as defined in the Plan.

Unless provided otherwise in an award agreement or employment agreement, performance shares will be converted into restricted stock upon a change in control. If the restricted stock is not converted into stock or units of the survivor or successor parent corporation, the restricted stock will vest upon a change in control, and if the restricted stock is converted into stock or units of the survivor or successor parent corporation, it will vest upon a qualifying termination.

Unless otherwise provided in an award agreement or employment agreement, performance units shall be converted into time-vesting restricted cash upon a change in control, and will vest upon a qualifying termination or in accordance with the vesting schedule under the original award if earlier.

Transferability of Awards

Unless otherwise provided by the Compensation Committee, awards under the Plan may only be transferred by will or by the laws of descent and distribution. The Compensation Committee may permit a participant to transfer all or a portion of his awards to members of his immediate family, to trusts for the benefit of immediate family members, or to family limited partnerships in which the participant and his family members are the only partners.

Federal Income Tax Consequences

Grant of Stock Options and SARs. The grant of a stock option or SAR is not expected to result in any taxable income for the recipient.

Exercise of Options and SARs. Upon exercising a non-qualified stock option, the optionee must recognize ordinary income equal to the excess of the fair market value of the shares of Common Stock acquired on the date of exercise over the exercise price, and the Company will generally be entitled at that time to an income tax deduction for the same amount. The holder of an incentive stock option generally will have no taxable income upon exercising the option (except that an alternative minimum tax liability may arise), and the Company will not be entitled to an income tax deduction. Upon exercising a SAR, the amount of any cash received and the fair market value on the exercise date of any shares of Common Stock received are taxable to the recipient as ordinary income and generally deductible by the Company, subject to the limits of Section 162(m) of the Code if applicable.

Disposition of Shares Acquired Upon Exercise of Options and SARs. The tax consequence upon a disposition of shares acquired through the exercise of an option or SAR will depend on how long the shares have been held and whether the shares were acquired by exercising an incentive stock option, a non-qualified stock option or SAR. Generally, there will be no tax consequence to the Company in connection with the disposition of shares acquired under a non-qualified option or SAR. If shares purchased pursuant to the exercise of an ISO are not disposed of by the employee within two years from the date of grant of the option or within one year after the transfer of shares to him, the entire gain, if any, realized upon disposition will be taxable to the employee as long-term capital gain or loss and the Company will not be entitled to any federal income tax deduction. If an employee sells or exchanges the shares acquired under an ISO before the expiration of the required holding period, the employee will realize ordinary income in the year of such disposition in an amount equal to the difference between the option price and the lesser of the fair market value of the shares on the date of exercise (minus the exercise price) or the selling price (minus the exercise price). In such event, the Company will be entitled to a tax deduction in the year of disposition equal to the amount of ordinary income recognized by the employee, subject to the limits of Section 162(m) of the Code if applicable.

Awards Other than Options and SARs. As to other awards granted under the Plan that are payable either in cash or shares of Common Stock that are either transferable or not subject to substantial risk of forfeiture, the holder of the award must recognize ordinary income in the year of receipt equal to (a) the amount of cash received or, as applicable, (b) the excess of (i) the fair market value of the shares received (determined as of the date of receipt) over (ii) the amount (if any) paid for the shares by the holder of the award. The Company will generally be entitled at that time to an income tax deduction for the same amount.

As to an award that is payable in shares of Common Stock that are restricted from transfer and subject to a substantial risk of forfeiture, unless a special election is made by the holder of the award under the Code, the holder must recognize ordinary income equal to the excess of (i) the fair market value of the shares received (determined as of the first time the shares become transferable or not subject to substantial risk of forfeiture, whichever occurs earlier) over (ii) the amount (if any) paid for the shares by the holder of the award. The Company will generally be entitled at that time to an income tax deduction for the same amount.

Tax Deductibility and Section 162(m). Section 162(m) places a $1,000,000 annual limit on the deductible compensation of certain executives of publicly-traded corporations. The limit, however, does not apply to “qualified performance-based compensation.” The Plan is designed so that performance-based awards made thereunder may qualify for the performance-based compensation exception to the deductibility limit.

Application of Section 16. Special rules may apply to individuals subject to Section 16 of the Exchange Act. In particular, unless a special election is made pursuant to the Code, shares received through the exercise of a stock option or SAR may be treated as restricted as to transferability and subject to a substantial risk of forfeiture for a period of up to six months after the date of exercise. Accordingly, the amount of any ordinary income recognized and the amount of our income tax deduction will be determined as of the end of that period.

Delivery of Shares for Tax Obligation. Under the Plan, the Compensation Committee may permit participants receiving or exercising awards, subject to the discretion of the Compensation Committee and upon such terms and conditions as it may impose, to deliver shares of Common Stock (either shares received upon the receipt or exercise of the award or shares previously owned by the holder of the option) to the Company to satisfy federal and state income tax obligations.

Equity Compensation Plans

The following table sets forth, as of December 31, 2012, certain information related to our compensation plans under which shares of our common stock are authorized for issuance.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders (1)	426,750	$11.89	1,228,717
Equity compensation plans not approved by security holders (2)	300,000	$7.54	-

Total	726,750		1,228,717

(1)	The maximum number of shares that may be issued under the 2009 Equity Incentive Plan as option grants, restricted stock awards, restricted stock units, stock appreciation rights, direct share issuances and other stock-based awards is 2,500,000 shares of our common stock, plus shares remaining under the 2007 Equity Incentive plan that were rolled in the 2009 Equity Incentive Plan on May 9, 2009. Also included in the 2007 plan were 267,528 shares assumed in the October 2008 merger with VBV.
(2)	In connection with the October 2008 merger with VBV, 150,000 fully-vested options were issued to Todd A. Becker on October 16, 2008 as an inducement grant pursuant to Mr. Becker’s Employment Agreement. Grants were given to six individuals for a total of 260,000 options as inducement to enter into employment arrangements with Green Plains. A total of 110,000 of these options have been exercised or forfeited. All remaining options were fully vested at December 31, 2012.

Board Voting Recommendation

Upon the recommendation of management, the Board adopted an amendment to the Green Plains Renewable Energy, Inc. 2009 Equity Incentive Plan and recommends to the shareholders that they vote FOR the approval of the amendment to the plan to (i) remove certain repricing provisions, (ii) increase the aggregate number of shares of Common Stock that currently may be issued under all stock-based awards made under the Plan from 2,500,000 to 3,500,000 and (iii) limit the situations in which shares may be added back to the Plan. The affirmative vote of the holders of a majority of the voting power of the shares present, in person or by proxy, and entitled to vote (excluding broker non-votes) is required to approve the amendment to the Plan. It is intended that, unless otherwise instructed, the shares represented by the Proxy (other than broker non-votes) will be voted “For” the approval of the amendment to the Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 2.

INDEPENDENT PUBLIC ACCOUNTANTS

Fees

For the years ended December 31, 2012 and 2011, KPMG LLP (“KPMG”) was the Company’s independent auditor. The following table sets forth aggregate fees billed to the Company for professional services rendered by KPMG for the years ended December 31, 2012 and 2011.

	2012	2011
Audit Fees	$620,744	$520,227
Audit-Related Fees	-	-
Tax Fees	-	-
All Other Fees	-	-

Total	$620,744	$520,227

Audit Fees. Audit fees were for professional services rendered for the annual audit of the Company’s consolidated financial statements, quarterly reviews of the Company’s consolidated financial statements, reviews of other Company filings with the SEC, and other fees that are normally provided by the independent auditor in connection with statutory and regulatory filings or engagements.

Audit-Related Fees. Audit-related fees are for professional services rendered for assurance and related services that were reasonably related to the performance of the audit or review of the Company’s consolidated financial statements, other than those previously reported under “Audit Fees.” There were no audit-related fees billed by KPMG in 2012 or 2011 not otherwise disclosed.

Tax Fees. Tax fees are for professional services rendered for tax compliance, tax advice and tax planning. The Company did not utilize KPMG for tax services in 2012 or 2011.

All Other Fees. All other fees include other products and services that are not otherwise disclosed. There were no other fees billed by KPMG in 2012 or 2011.

Pre-Approval of Audit and Non-Audit Services

The Company has adopted policies and procedures for pre-approval of all audit and non-audit services to be provided to the Company by its independent auditor. It is the Company’s policy that the Audit Committee pre-approve all audit, tax and other non-audit services. A proposal for audit or non-audit services must include a description and purpose of the services, estimated fees and other terms of the services. To the extent a proposal relates to non-audit services, a determination that such services qualify as permitted non-audit services and an explanation as to why the provision of such services would not impair the independence of the independent auditor are also required.

All of the services provided by KPMG during 2012 and 2011 were approved in advance by the Company’s Audit Committee. The Audit Committee has considered whether the provision of the services performed by the Company’s principal accountant is compatible with maintaining the principal accountant’s independence.

Availability of Accountants

Representatives from KPMG are expected to be present at the Annual Meeting, and they will have the opportunity to make a statement if they desire to do so. Such representatives are also expected to be available to respond to appropriate questions.

AUDIT COMMITTEE REPORT

The Company has an Audit Committee established in accordance with section 3(a)(58)(A) of the Securities Exchange Act of 1934. The Board of Directors has designated Mr. James Crowley as its audit committee financial expert as defined in Rule 407(d)(5) of Regulation S-K. Mr. Crowley also serves as the Audit Committee Chairman.

Management is responsible for the Company’s internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company’s internal control over financial reporting and an independent audit of the Company’s financial statements in accordance with generally accepted auditing standards and to issue reports thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

The Audit Committee has reviewed and discussed with management the Company’s audited consolidated financial statements for the year ended December 31, 2012, which has primary responsibility for the financial statements. KPMG, the Company’s independent auditor for the year ended December 31, 2012, is responsible for expressing an opinion as to whether the Company’s audited consolidated financial statements are presented fairly in all material respects in conformity with generally accepted accounting principles. The Audit Committee met with KPMG and Company management to discuss the Company’s financial reports. The Audit Committee discussed with KPMG the matters required to be discussed by Statement of Auditing Standard No. 61 (Communication with Audit Committees), as may be modified or supplemented. Additionally, the Audit Committee received the written disclosures and the letter from KPMG required to be delivered to them under the applicable requirements of the Public Company Oversight Board regarding communications concerning independence, and the Audit Committee considered whether KPMG maintained its independence during the year ended December 31, 2012. Based on these discussions, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s report on Form 10-K for the year ended on December 31, 2012.

Respectfully submitted,

James Crowley, Chairman

Jim Anderson

Gordon Glade

Brian Peterson

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who beneficially own more than 10% of the Company’s Common Stock to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by such persons.

Based on a review of such forms received by the Company, the Company believes that all of its directors, executive officers and 10% shareholders complied in a timely manner with the Section 16(a) filing requirements for the Company’s most recent calendar year.

OTHER MATTERS

Annual Report

This Proxy Statement and the Company’s Annual Report, which includes financial and other information about the activities of the Company, but is not to be deemed a part of the proxy soliciting material are available at our website at www.gpreinc.com. Additionally, you may access our Proxy Statement at www.edocumentview.com/GPRE. The Company’s annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act are available free of charge on the Company’s website at www.gpreinc.com as soon as reasonably practicable after the Company files or furnishes such information electronically with the SEC. A copy of the annual report on Form 10-K and the exhibits filed with the Company’s annual report on Form 10-K will be mailed to shareholders without charge upon written request to Green Plains Renewable Energy, Inc., Attention: Michelle S. Mapes, Corporate Secretary, 450 Regency Parkway, Suite 400, Omaha, Nebraska 68114. Such requests must include a good faith representation that the requesting party was either a holder of record or beneficial owner of the Company’s Common Stock on March 14, 2013. The information found on the Company’s website is not part of this or any other report the Company files with or furnishes to the SEC.

Shareholder Proposals

Pursuant to Rule 14a-4(c) under the Exchange Act, if the Company does not receive advance notice of a shareholder proposal to be raised at its next annual meeting of shareholders in accordance with the requirements of the Company’s bylaws, the proxies solicited by the Company may confer discretionary voting authority to vote proxies on the shareholder proposal without any discussion of the matter in the proxy statement. The Company’s bylaws provide that timely written notice of a shareholder proposal or director nomination must be delivered to, or mailed and received by, the Corporate Secretary of the Company at the principal executive offices of the Company not less than 90 nor more than 120 days prior to the one-year anniversary of the prior year’s annual meeting (which for a May 8th meeting date is on or before February 7, 2014 and on or after January 8, 2014). Only proposals properly delivered in this time frame may be brought before the meeting. As to each matter a shareholder proposes to bring before the 2014 annual meeting of shareholders, the shareholder’s notice must set forth: (i) the name and address of such shareholder, as they appear on the Corporation’s books, and of such beneficial owner; (ii) the class and number of shares of the Corporation which are held of record or are beneficially owned, directly or indirectly, by the shareholder and any derivative instrument and by any other shareholders known by such shareholder to be supporting such proposal; (iii) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of such shareholder, beneficial owner or nominee with respect to any securities of the Corporation, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit from share price changes for, or to increase or decrease the voting power of, such shareholder, any beneficial owner or nominee with respect to any securities of the Corporation; (iv) any proxy, contract, arrangement, understanding or relationship pursuant to which the shareholder, beneficial owner or nominee has a right to vote any shares of any security of the Corporation; (v) any rights to dividends on the shares of the Corporation beneficially owned by the shareholder or beneficial owner that are separated or separable from the underlying shares of the Corporation; (vi) any performance-related fees (other than asset-based fees) that the shareholder, a beneficial owner or the nominee is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice; (vii) any material interest of the shareholder or beneficial owner in such business; and (viii) a statement whether such shareholder or any beneficial owner will deliver a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s voting shares required under applicable law to carry the proposal or nomination. In addition, to be in proper written form, a shareholder’s notice to the Secretary of the Corporation must be supplemented not later than 10 days following the record date for notice of the meeting to disclose the information contained in clauses (ii) through (vi) above as of the record date for notice of the meeting. The Company’s bylaws also provide that the chairman of an annual meeting shall, if the facts warrant, determine and declare at any meeting of the shareholders that business was not properly brought before the meeting and, if he should so determine, declare that such business shall not be transacted.

In addition the foregoing, a shareholder who wishes to nominate a director for election or reelection, must also include the following in its notice to the Company as to each person whom the shareholder proposes to nominate for election or reelection as a director: (i) all information relating to such person that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to be named in the proxy statement as a nominee and to serving as a director if elected); (ii) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the shareholder; (iii) a written statement executed by the nominee acknowledging that as a director of the Corporation, the nominee will owe a fiduciary duty under Iowa law with respect to the Corporation and its shareholder; (iv) a fully completed Director’s Questionnaire on the form supplied by the Corporation upon written request from the shareholder, executed by the nominee; and (v) a written representation and agreement (in the form provided by the Secretary upon written request) that such person (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (C) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly-disclosed corporate guidance, conflict or interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

Any shareholder who desires to have a proposal included in the proxy soliciting material relating to the Company’s 2014 annual meeting of shareholders must comply with Rule 14a-8 under the Exchange Act and must send a signed proposal to the Corporate Secretary of the Company at 450 Regency Parkway, Suite 400, Omaha, Nebraska 68114. This proposal must be received no later than November 29, 2013 to be considered for inclusion in the proxy statement for the 2014 annual meeting of shareholders.

Discretionary Authority

At the time of mailing of this Proxy Statement, the Board was not aware of any other matters that might be presented at the meeting. If any matter not described in this Proxy Statement should properly be presented, the person named on the accompanying Proxy Card will vote such proxy in accordance with his judgment.

By Order of the Board of Directors,

Michelle S. Mapes

Corporate Secretary

Dated: March 29, 2013

AMENDMENT NO. 2 TO THE

GREEN PLAINS RENEWABLE ENERGY, INC.

2009 EQUITY INCENTIVE PLAN

This Amendment No. 2 to the Green Plains Renewable Energy, Inc. 2009 Equity Incentive Plan (the “Amendment”) is entered into this 27th day of March, 2013 and effective upon approval by the shareholders of Green Plains Renewable Energy, Inc. (the “Company”) pursuant to a vote of the shareholders at the 2013 annual meeting of the Company. All terms used herein, not otherwise defined herein, shall have the meaning set forth in the Green Plains Renewable Energy, Inc. 2009 Equity Incentive Plan (the “Plan”).

WHEREAS, the Board of Directors of the Company have concluded that it is in the best interest of the Company to amend the Plan, in accordance with its authority under Section 12.1 of the Plan, to adopt improvements suggested by Institutional Shareholders Services and to increase the number of shares available for grant under the Plan;

WHEREAS, the Board of Directors of the Company has recommended that the shareholders of the Company approve this Amendment at the upcoming meeting of the shareholders of the Company to be held on May 8, 2013.

NOW THEREFORE, in consideration of and subject to the terms and conditions contained herein, the Plan is amended as follows:

1.	Section 4.3(a) shall be amended to read as follows:

(a) The Committee shall have the authority to effect, at any time and from time to time, with the consent of the affected holders, the cancellation of any or all outstanding Options or Stock Appreciation Rights and to grant in exchange new Options or Stock Appreciation Rights covering the same or a different number of Shares but with an Exercise Price not less than the Fair Market Value on the new grant date, but only with the approval of the Company’s shareholders.

2.	Section 4.3(b) shall be amended to read as follows:

(b) The Committee shall also have the authority, exercisable at any time and from time to time, but only with the approval of the Company’s shareholders, with or, if the affected holder is not a Section 16 Person, then without, the consent of the affected holders, to reduce the Exercise Price of one or more outstanding Options or Stock Appreciation Rights to a price not less than the then current Fair Market Value or issue new Options or Stock Appreciation Rights with a lower Exercise Price in immediate cancellation of outstanding Options or Stock Appreciation Rights with a higher Exercise Price.

3.	Section 5.1 shall be amended by modifying the stated number of Shares from “2,500,000” and replacing it with “3,000,000”.

4.	Section 5.2(a) shall be amended to read as follows:

Lapsed Awards.    Unless determined otherwise by the Committee, Shares related to Awards that are forfeited, terminated or expire unexercised shall be available for grant under the Plan. Shares that are withheld from issuance in connection with a Participant’s payment of tax withholding liability shall be available for grant under the Plan. Shares related to awards granted under the Prior Plan that are forfeited, terminated or expire unexercised shall also be available for grant under the Plan. Shares that are withheld from issuance in connection with a Participant’s payment of tax withholding liability shall also be available for grant under the Plan.

A-1

Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 8, 2013.
Vote by Internet • Go to www.envisionreports.com/GPRE • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
• Follow the instructions provided by the recorded message
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1 and a vote FOR Proposal 2.								+
1. To elect three directors to serve three-year terms that expire at the 2016 annual meeting:
	For	Withhold		For	Withhold		For	Withhold

01 - James Crowley	☐	☐	02 - Gordon Glade	☐	☐	03 - Gary Parker	☐	☐

2.

To approve an amendment to the Company’s 2009 Equity Incentive Plan (the “Plan”) to (i) remove certain repricing rights, (ii) increase the aggregate number of shares that may be issued under the Plan as stock-based awards from 2,500,000 to 3,000,000, and (iii) limit the situations in which shares are added back to the Plan.

		For	Against	Abstain
		☐	☐	☐	.

3.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.				.

B	Non-Voting Items
Change of Address — please print new address below.

C	Authorized Signatures — this section must be completed for your vote to be counted — date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

Important Notice Regarding the Availability of Proxy Materials for the Annual Shareholder Meeting to be held on May 8, 2013:

The Notice, Proxy Statement and Annual Report are available at www.envisionreports.com/GPRE

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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Proxy — Green Plains Renewable Energy, Inc.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

to be held on May 8, 2013

Proxy Solicited by Board of Directors for Annual Meeting —  May 8, 2013

Todd Becker, with the power to appoint his substitute, is hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Green Plains Renewable Energy, Inc. to be held on May 8, 2013 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the Proxy will have authority to vote FOR all nominees listed in Proposal 1 and FOR Proposal 2.

In his discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed in Proposals 1 and a vote FOR Proposal 2.

1. To elect three directors to serve three-year terms that expire at the 2016 annual meeting:									+
	For	Withhold		For	Withhold		For	Withhold

01 - James Crowley	☐	☐	02 - Gordon Glade	☐	☐	03 - Gary Parker	☐	☐

2.

To approve an amendment to the Company’s 2009 Equity Incentive Plan (the “Plan”) to (i) remove certain repricing rights, (ii) increase the aggregate number of shares that may be issued under the Plan as stock-based awards from 2,500,000 to 3,000,000, and (iii) limit the situations in which shares are added back to the Plan.

		For	Against	Abstain
		☐	☐	☐

3.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

B	Authorized Signatures — this section must be completed for your vote to be counted — date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

Important Notice Regarding the Availability of Proxy Materials for the Annual Shareholder Meeting to be held on May 8, 2013:

The Notice, Proxy Statement and Annual Report are available at www.edocumentview.com/GPRE

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

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Proxy — Green Plains Renewable Energy, Inc.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

to be held on May 8, 2013

Proxy Solicited by Board of Directors for Annual Meeting — May 8, 2013

Todd Becker, with the power to appoint his substitute, is hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Green Plains Renewable Energy, Inc. to be held on May 8, 2013 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the Proxy will have authority to vote FOR all nominees listed in Proposal 1 and FOR Proposal 2.

In his discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)